Exhibit 4.4

TERMS AND CONDITIONS OF THE BONDS

The following is the text of the Terms and Conditions of the Bonds.

The issue of the €100,000,000 3.25 per cent. Convertible Bonds due 27 May 2020 (the “Bonds”, which expression shall, unless otherwise indicated, include any Further Bonds) was (save in respect of any such Further Bonds) authorised by a resolution of the Board of Directors of Ablynx NV (the “Issuer”) passed on 18 May 2015 on the terms and subject to the conditions stated herein. The Bondholders are entitled to the benefit of, are bound by, and are deemed to have notice of the provisions applicable to them which are contained in the deed of covenant entered into on or before 27 May 2015 executed by the Issuer in relation to the Bonds (the “Deed of Covenant”), and the Paying and Conversion Agency Agreement entered into on or before 27 May 2015 (the “Agency Agreement”) relating to the Bonds between the Issuer and BNP Paribas Securities Services, Brussels Branch (the “Paying and Conversion Agent” or the “Domiciliary Agent”, which expression shall include any successor as Paying and Conversion Agent or as Domiciliary Agent under the Agency Agreement). The Issuer has also entered into a calculation agency agreement on or before 27 May 2015 (the “Calculation Agency Agreement”) relating to the Bonds with Conv-Ex Advisors Limited (the “Calculation Agent”) which expression shall include any successor as calculation agent under the Calculation Agency Agreement) whereby the Calculation Agent has been appointed to make certain calculations in relation to the Bonds.

Copies of the Agency Agreement, the Deed of Covenant and the Calculation Agency Agreement are available for inspection at the Specified Office of the Paying and Conversion Agent. The statements in these Conditions include summaries of, and are subject to, the detailed provisions of the Agency Agreement, the Calculation Agency Agreement and the Deed of Covenant. Details concerning any offer described in Condition 10(f) will be made available at the Specified Office of the Paying and Conversion Agent.

1.	Form, Denomination, Title and Status

(a)	Form and Denomination

The Bonds are in dematerialised form in accordance with Articles 468 et seq. of the Belgian Company Code. The Bonds will be represented by a book entry in the records of the clearing system operated by the National Bank of Belgium (the “NBB”) or any successor thereto (the “NBB-SSS”). The Bonds can be held by their holders through the participants in the NBB System, including Euroclear Bank SA/NV (“Euroclear”) and Clearstream, Banking, société anonyme, Luxembourg (“Clearstream”) and through other financial intermediaries which in turn hold the Bonds through Euroclear, Clearstream, Luxembourg or other participants in the NBB-SSS. Possession of the Bonds will pass by account transfer. Bondholders are entitled to claim directly against the Issuer any payment which the Issuer has failed to make in accordance with Condition 7(b), to exercise their voting rights and other associative rights (as defined for the purposes of Article 474 of the Belgian Company Code) against the Issuer upon submission of an affidavit drawn up by the NBB, Euroclear or any other participant duly licensed in the Kingdom of Belgium to keep dematerialised securities accounts showing their position in the Bonds (or the position held by the financial institution through which their Bonds are held with the NBB, Euroclear or such other participant, in which case an affidavit drawn up by that financial institution will also be required).

The Bonds may not be exchanged for bonds in bearer or registered form.

The Bonds have a denomination of €100,000, and can only be settled through the NBB-SSS in nominal amounts equal to that denomination or integral multiples thereof.

(b)	Title

The persons shown in the records of the NBB, or of participants in the NBB-SSS (which include Euroclear and Clearstream) and of their respective sub-participants as holders of a particular principal amount of the Bonds (in which regard affidavit drawn up by the NBB, Euroclear or any other participant duly licensed in the Kingdom of Belgium to keep dematerialised securities accounts showing their position in the Bonds (or the position held by the financial institution through which their Bonds are held with the NBB, Euroclear or such other participant, in which case an affidavit drawn up by that financial institution will also be required) shall for all purposes be treated by the Issuer and the Paying and Conversion Agent as the holders of such principal amount of Bonds.

Transfers of Bonds are to be effected through the book-entry facilities of the NBB-SSS, participants in the NBB-SSS (which include Euroclear and Clearstream) and their respective participants. The circulation of the Bonds in the NBB-SSS is limited to X-accounts, which are exempt securities accounts opened with a financial institution that is a direct or indirect participant in the NBB-SSS on behalf of investors that are eligible investors as referred to in article 4 of the Belgian Royal Decree of 26 May 1994 on the deduction of withholding tax (Arrêté royal du 26 mai 1994 relatif à la perception et à la bonification du précompte mobilier / Koninklijk besluit van 26 mei 1994 over de inhouding en de vergoeding van de roerende voorheffing). Any transfers will be made and settled in accordance with the rules and operating procedures of the participants in the NBB-SSS. When made through the NBB-SSS, Euroclear or Clearstream, such transfers will be settled in same-day funds in the same manner as conventional eurobonds.

(c)	Status

The Bonds constitute direct and (subject to Condition 2) unsecured obligations of the Issuer ranking pari passu, without any preference among themselves. The payment obligations of the Issuer under the Bonds shall, save for such exceptions as may be provided by applicable legislation and subject to Condition 2, at all times rank at least equally with all of its other present and future unsecured and unsubordinated obligations.

2.	Negative Pledge

So long as any of the Bonds remains outstanding (as defined below), the Issuer shall not (and shall ensure that no Material Subsidiary will )create any mortgage, charge, pledge, lien or other form of encumbrance or security interest (“Security Interest”) upon the whole or any part of its undertaking or assets, present or future, to secure any Financial Indebtedness of the Issuer or any of its Material Subsidiaries, or any guarantee or indemnity in respect of any such Financial Indebtedness unless, at the same time or prior thereto, the Issuer’s obligations under the Bonds either (a) are secured equally and rateably therewith, or (b) have the benefit of such other Security Interest, guarantee, indemnity or other arrangement as shall be approved by a Resolution of the Bondholders.

3.	Interpretation

(a)	Definitions: In these Conditions the following expressions have the following meanings:

“Additional Cash Alternative Amount” has the meaning provided in Condition 5(m).

“Additional Ordinary Shares” has the meaning provided in Condition 5(c).

“Agent” means, in relation to the Original Bonds and any Further Bonds, the Paying and Conversion Agent.

“BSE” means NYSE Euronext Brussels.

“Bondholder” and (in relation to a Bond) “holder” means the owner of a Bond.

“business day” means, in relation to any place, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for business in that place.

“Calculation Agent” has the meaning provided in the preamble to these Conditions.

“Cash Alternative Amount” means an amount in euros calculated by the Calculation Agent in accordance with the following formula:

where:

CAA	=	the Cash Alternative Amount;

S	=	the number of Cash Settled Shares

Pn	=	the Volume Weighted Average Price of an Ordinary Share on the nth dealing day of the Cash Alternative Calculation Period; and

N	=	20, being the number of dealing days in the Cash Alternative Calculation Period,

provided that if any Dividend or other entitlement in respect of the Ordinary Shares is announced in circumstances where the record date or other due date for the establishment of entitlement in respect of such Dividend or other entitlement shall be on or after the relevant Conversion Date and if on any dealing day in the Cash Alternative Calculation Period the price determined as provided above is based on a price ex-Dividend or ex-any other entitlement, then such price shall be increased by an amount equal to the Fair Market Value of any such Dividend or other entitlement per Ordinary Share as at the date of the first public announcement of such Dividend or entitlement (or, if that is not a dealing day, the immediately preceding dealing day).

“Cash Alternative Calculation Period” means the period of 20 consecutive dealing days commencing on the 2nd dealing day following the Cash Election Date.

“Cash Alternative Election” means an election made by the Issuer to settle a Conversion Right by delivering to or to the order of the relevant Bondholder the Fixed Number of Ordinary Shares and making payment, or procuring that payment is made, to the relevant Bondholder of the Cash Alternative Amount, together with any other amount payable by the Issuer to such Bondholder pursuant to these Conditions in respect of or relating to the relevant exercise of such Conversion Right, in accordance with Condition 5(m).

“Cash Alternative Election Notice” has the meaning given to such term in Condition 5(m).

“Cash Election Date” has the meaning given to such term in Condition 5(m).

“Cash Settled Shares” means the Reference Shares, minus (if applicable) the Fixed Number of Ordinary Shares.

a “Change of Control” shall occur if an offer is made by any person to all (or, substantially all) Shareholders (or all (or substantially all) such Shareholders other than the offeror and/or any parties acting in concert (as defined in Article 3, paragraph 1, 5° of the Belgian Law of 1 April 2007 on public takeover bids, as amended) with the offeror), to acquire all or a majority of the issued ordinary share capital of the Issuer and (the period for such offer being closed, the definitive results of such offer having been announced and such offer having become unconditional in all respects) the offeror has acquired, or, following the publication of the results of such offer by the offeror, is entitled to acquire as a result of such offer, post-completion thereof, Ordinary Shares or other voting rights of the Issuer so that it has the right to cast more than 50 per cent. of the votes which may ordinarily be cast on a poll at a general meeting of the Issuer, whereby the date on which the Change of Control shall be deemed to have occurred shall be the date of the publication by the offeror of the results of the relevant offer (and for the sake of clarity prior to any reopening of the offer in accordance with Article 42 of the Belgian Royal Decree of April 27, 2007 on takeover bids).

“Change of Control Conversion Price” has the meaning provided in Condition 5(b)(x).

“Change of Control Notice” has the meaning provided in Condition 5(g).

“Change of Control Period” means the period commencing on the occurrence of a Change of Control and ending 60 calendar days following the Change of Control or, if later, 60 calendar days following the date on which a Change of Control Notice is given to Bondholders as required by Condition 5(g).

“Change of Control Put Date” has the meaning provided in Condition 6(e).

“Change of Control Put Exercise Notice” has the meaning provided in Condition 6(e).

“Change of Control Resolutions” means Condition 5(b)(x) and Condition 6(e) to be submitted for approval to the general meeting of Shareholders of the Issuer in accordance with Article 556 of the Belgian Company Code.

“Clearstream” has the meaning provided in Condition 1(a).

“Closing Date” means 27 May 2015.

“Closing Price “ means, in respect of an Ordinary Share, Security or, as the case may be, a Spin-Off Security, option, warrant or other right or asset, on any dealing day, the last reported trading price of such Ordinary Share, Security or, as the case may be, a Spin-Off Security option, warrant or other right or asset, published by or derived (in the case of an Ordinary Share) from Bloomberg page ABLX BB Equity HP (using the setting labeled Last Price, or any successor to this page or this setting and using values not adjusted for any event occurring after such dealing day; for the avoidance of doubt, all values will be determined with all adjustment settings on the DPDF Page, or any successor or similar setting, switched off) or (in the case of a Security (other than Ordinary Shares) or Spin-Off Security, option, warrant or other right or asset) from the equivalent Bloomberg page for such Security, Spin-Off Security, option, warrant or other right or asset, in respect of the principal stock exchange or securities market on which such Securities, Spin-Off Securities, options, warrants or other rights or assets, are then listed or quoted or dealt in (if any), as determined by the Calculation Agent, or, in any such case, such other source as shall be determined to be appropriate by an Independent Financial Adviser on such dealing day, provided that if on any such dealing day such price is not available or cannot otherwise be determined as provided above, the Closing Price Volume Weighted Average Price of an Ordinary Share, Security or a Spin-Off Security, option, warrant or other right or asset, as the case may be, in respect of such dealing day shall be the Closing Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined, as determined by the Calculation Agent, or as an Independent Financial Adviser might otherwise determine in good faith to be appropriate.

“Conversion Date” has the meaning provided in Condition 5(h).

“Conversion Notice” has the meaning provided in Condition 5(h).

“Conversion Period” has the meaning provided in Condition 5(a).

“Conversion Price” has the meaning provided in Condition 5(a).

“Conversion Right” means, in respect of any Bond, the right of the holder to convert such Bond into Ordinary Shares, or to receive, upon exercise by the Issuer of the Cash Alternative Election, the Fixed Number of Ordinary Shares and the Cash Alternative Amount, together with any other amount payable by the Issuer to the relevant Bondholder pursuant to these Conditions in respect of or relating to the relevant exercise of such Conversion Right in accordance with these Conditions.

“Current Market Price” means, in respect of an Ordinary Share at a particular date, the average of the daily Volume Weighted Average Price of an Ordinary Share on each of the five consecutive dealing days ending on the dealing day immediately preceding such date; as determined by the Calculation Agent; provided that, where Ordinary Shares are to be issued or transferred and delivered, if at any time during the said five-dealing-day period the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex- any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum- any other entitlement), then:

(a)	if the Ordinary Shares to be issued or transferred and delivered do not rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price cum-Dividend (or cum-any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend (or entitlement) per Ordinary Share as at the date of first public announcement of such Dividend (or entitlement), in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit; or

(b)	if the Ordinary Shares to be issued or transferred and delivered do rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price ex-Dividend (or ex- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of any such Dividend (or entitlement) per Ordinary Share as at the date of first public announcement of such Dividend (or entitlement), in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit, and provided further that if on each of the said five dealing days the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum- any other entitlement) in respect of a Dividend (or other entitlement) which has been declared or announced but the Ordinary Shares to be issued or transferred and delivered do not rank for that Dividend (or other entitlement) the Volume Weighted Average Price on each of such dates shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend (or entitlement) per Ordinary Share as at the date of the first public announcement of such Dividend (or entitlement), in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit, and provided further that, if the Volume Weighted Average Price of an Ordinary Share is not available on one or more of the said five dealing days (disregarding for this purpose the proviso to the definition of Volume Weighted Average Price), then the average of such Volume Weighted Average Prices which are available in that five-dealing-day period shall be used (subject to a minimum of two such prices) and if only one, or no, such Volume Weighted Average Price is available in the relevant period the Current Market Price shall be determined by an Independent Financial Adviser.

“dealing day” means, when used with respect to an Ordinary Share, Security or Spin-Off Security, a day on which the Relevant Stock Exchange or relevant market on which such Ordinary Share, Security or Spin-Off Security is dealt, is open for business and on which Ordinary Shares, Securities or Spin-Off Securities (as the case may be) may be dealt in (other than a day on which such Relevant Stock Exchange or relevant market is scheduled to or does close prior to its regular weekday closing time).

“Delivery Date” has the meaning provided in Condition 5(h).

“Dividend” means any dividend or distribution to Shareholders (including a Spin-Off) whether of cash, assets or other property, and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to holders upon or in connection with a reduction of capital (and for these purposes a distribution of assets includes without limitation an issue of Ordinary Shares or other Securities credited as fully or partly paid up by way of capitalisation of profits or reserves), provided that:

(a)	where a Dividend in cash is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the issue or delivery of Ordinary Shares or other property or assets, or where a capitalisation of profits or reserves is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the payment of cash, then the Dividend in question shall be treated as a cash Dividend of an amount equal to the greater of (i) such cash amount and (ii) the Current Market Price of such Ordinary Shares, or Fair Market Value of such other property or asset, as the case may be, as at (a) in the case of Current Market Price of such Ordinary Shares, the Effective Date in respect of the relevant Dividend or, as the case may be, the record date or other due date for establishment of entitlement in respect of the relevant capitalisation or (b) in the case of Fair Market Value of such other property or assets, as at the date of the first public announcement of such Dividend or capitalisation, or, in any such case, if later, the date on which the number of Ordinary Shares (or amount of such other property or assets, as the case may be) which may be issued or delivered is determined, all as determined by the Calculation Agent;

(b)	any issue of Ordinary Shares falling within Condition 5(b)(ii) shall be disregarded;

(c)	a purchase or redemption or buy back of share capital of the Issuer by or on behalf of the Issuer or any of its Subsidiaries shall not constitute a Dividend unless, in the case of a purchase or redemption or buy back of Ordinary Shares by or on behalf of the Issuer or any of its Subsidiaries, the weighted average price per Ordinary Share (before expenses) on any one day (a “Specified Share Day”) in respect of such purchases or redemptions or buy backs (translated, if not in the Relevant Currency, into the Relevant Currency at the Prevailing Rate on such day) exceeds by more than 5 per cent. the average of the Closing Prices of the Ordinary Shares on the Relevant Stock Exchange (as published by or derived from the Relevant Stock Exchange) on the five dealing days immediately preceding the Specified Share Day or, where an announcement (excluding, for the avoidance of doubt for these purposes, any general authority for such purchases, redemptions or buy backs approved by a general meeting of Shareholders or any notice convening such a meeting of Shareholders) has been made of the intention to purchase, redeem or buy back Ordinary Shares at some future date at a specified price, on the five dealing days immediately preceding the date of such announcement, in which case such purchase, redemption or buy back shall be deemed to constitute a Dividend in the Relevant Currency in an amount equal to the amount by which the aggregate price paid

(before expenses) in respect of such Ordinary Shares purchased, redeemed or bought back by the Issuer or, as the case may be, any of its Subsidiaries (translated where appropriate into the Relevant Currency as provided above) exceeds the product of (i) 105 per cent. of the average Closing Price of the Ordinary Shares determined as aforesaid and (ii) the number of Ordinary Shares so purchased, redeemed or bought back, all as determined by the Calculation Agent; and

(d)	if the Issuer or any of its Subsidiaries shall purchase, redeem or buy back any depositary or other receipts or certificates representing Ordinary Shares, the provisions of paragraph (c) above shall be applied in respect thereof in such manner and with such modifications (if any) as shall be determined in good faith by an Independent Financial Adviser.

“Domiciliary Agent” has the meaning provided in the preamble to these Conditions.

“Early Redemption Calculation Period” has the meaning provided in Condition 6(d).

“Early Redemption Date” has the meaning provided in Condition 6(d).

“Early Redemption Notice” has the meaning provided in Condition 6(d).

“Effective Date” has the meanings provided in Condition 5(b)(iii) and (iv), as applicable.

“Effective Date in respect of the relevant Dividend” means (for the purposes of the definition of “Dividend”) the first date on which the Ordinary Shares are traded ex- the relevant Dividend or entitlement on the Relevant Stock Exchange.

“euro” or “€” means the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty establishing the European Community, as amended.

“Euroclear” has the meaning provided in Condition 1(a).

“Euroclear Belgium” means the Belgian clearing house for securities.

“Event of Default” has the meaning provided in Condition 9.

“Fair Bond Value” means the price calculated by an Independent Financial Adviser as being the average of the prices of the Bonds on each dealing day during the Early Redemption Calculation Period, and having regard to market parameters applicable to the Bonds, including the remaining maturity, interest rates, market credit spread assumptions, the market value of the Ordinary Shares and over-the-counter prices made in respect of the Bonds by reputable international investment banks.

“Fair Market Value” means, on any date, (i) in the case of a cash Dividend, the amount of such cash Dividend; (ii) in the case of any other cash amount, the amount of such cash; (iii) in the case of Securities, Spin-Off Securities, options, warrants or other rights or assets that are publicly traded on a stock exchange or securities market of adequate liquidity (as determined by the Calculation Agent): (a) in the case of Securities or Spin-Off Securities, the arithmetic mean of the daily Volume Weighted Average Prices of such Securities or Spin-Off Securities and (b) in the case of options, warrants or other rights or assets, the arithmetic mean of the daily Closing Prices of such options, warrants or other rights or assets, in the case of both (a) and (b) during the period of five dealing days on the relevant market commencing on such date (or, if later, the first such dealing day such Securities, Spin-Off Securities, options, warrants or other rights or assets are publicly traded) or such shorter period as such Securities, Spin-Off Securities, options, warrants or other rights or assets are publicly traded; (iv) in the case of Securities, Spin-Off Securities, options, warrants or other rights or assets that are not publicly traded on a stock exchange or securities market of adequate liquidity (as aforesaid), the Fair Market Value of such Securities, Spin-Off Securities, options, warrants or other rights or assets shall be determined by an Independent Financial Adviser, on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per Ordinary Share, the dividend yield of an Ordinary Share, the volatility of such market price, prevailing interest rates and the terms of such Securities, Spin-Off Securities, options, warrants or other rights or assets, including as to the expiry date and exercise price (if any) thereof. Such amounts shall, in the case of (i) above, be translated by the Calculation Agent into the Relevant Currency (if declared or paid or payable in a currency other than the Relevant Currency) at the rate of exchange used to determine the amount payable to Shareholders who were paid or are to be paid or are entitled to be paid the cash Dividend in the Relevant Currency; and in any other case, shall be translated by the Calculation Agent into the Relevant Currency (if expressed in a currency other than the Relevant Currency) at the Prevailing Rate on that date. In addition, in the case of (i) and (ii) above, the Fair Market Value shall be determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit.

“Financial Indebtedness” means any present and future indebtedness (whether being principal, interest or other amounts) for or in respect of (a) money borrowed or (b) any notes bonds, debenture, debenture stock, loan, stock or other securities offered, issued or distributed whether by way of a public offering, private placement or otherwise and whether issued in cash or in whole or in part for a consideration other than cash.

“Final Maturity Date” means 27 May 2020.

“Fixed Number of Ordinary Shares” means the number of Ordinary Shares specified as the Fixed Number of Ordinary Shares in a Cash Alternative Election Notice, to be delivered to or to the order of the relevant Bondholder with the Cash Alternative Amount upon exercise of a Cash Alternative Election, which may be zero.

“Further Bonds” means any further Bonds issued pursuant to Condition 14 and consolidated and forming a single series with the then outstanding Bonds.

“Independent Financial Adviser” means an independent financial institution of international repute or financial adviser with appropriate expertise, which may be the Calculation Agent, appointed at its own expense by the Issuer.

“Interest Payment Date” has the meaning provided in Condition 4(a).

“Interest Period” has the meaning provided in Condition 4(a).

“Issuer” has the meaning provided in the preamble.

“Long-stop Date” means the date falling six months after the Closing Date.

“Material Subsidiary” means any Subsidiary of the Issuer whose total assets or revenues represent 5.00 per cent. or more of the consolidated total revenues or consolidated total assets (as the case may be) of the Issuer and its consolidated Subsidiaries.

“Meeting” means a meeting of Bondholders (whether originally convened or resumed following an adjournment).

“NBB” has the meaning provided in Condition 1(a).

“NBB-SSS” has the meaning provided in Condition 1(a).

“Notice Cut-off Date” has the meaning given to such term in paragraph (v)(1) of Condition 6(f) (Issuer’s Option to Redeem by Share Settlement — Share Settlement Option).

“Optional Redemption Date” has the meaning provided in Condition 6(b)(i).

“Optional Redemption Notice” has the meaning provided in Condition 6(b)(i).

“Ordinary Shares” means fully paid ordinary shares in the capital of the Issuer.

“Original Bonds” means the EUR 100,000,000 3.25 per cent. convertible bonds due 20 May 2017 created in the NBB-SSS on the Closing Date.

“outstanding” means, in relation to the Bonds, all the Bonds issued except (a) those that have been redeemed, (b) those in respect of which Conversion Rights have been exercised, and all the obligations of the Issuer duly performed in relation thereto, (c) those in respect of which the date for redemption has occurred and the redemption moneys (including all interest accrued on such redeemed Bonds to the date for such redemption) have been duly paid to the Paying and Conversion Agent and remain available for payment, (d) those which have become void, (e) those which have been purchased and cancelled as provided in these Conditions, provided that for each of the following purposes, namely (i) the right to attend and vote at any meeting of Bondholders, and (ii) the determination of how many and which Bonds are for the time being outstanding for the purposes of Condition 2 (Negative Pledge), Condition 6(b) (Redemption and Purchase -Redemption at the Option of the Issuer), Condition 6(d) (Redemption and Purchase – Early Redemption), Condition 9 (Events of Default), and Condition 12 (Meetings of Bondholders; Modification and Waiver) and Schedule 5 (Provisions for meetings of Bondholders) of the Agency Agreement, those Bonds (if any) which are for the time being held by any person (including but not limited to the Issuer or any Subsidiary of either) for the benefit of the Issuer or any Subsidiary of either shall (unless and until ceasing to be so held) be deemed not to remain outstanding.

“Paying and Conversion Agent” has the meaning provided in the preamble to these Terms and Conditions.

a “person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, unincorporated association, limited liability company, organisation, trust, state or agency of a state (in each case whether or not being a separate legal entity).

“Prevailing Rate” means, in respect of any currencies on any day, the spot rate of exchange between the relevant currencies prevailing as at 12 noon (London time) on that date as appearing on or derived from the Relevant Page or, if such a rate cannot be determined at such time, the rate prevailing as at 12 noon (London time) on the immediately preceding day on which such rate can be so determined, all as determined by the Calculation Agent, or if such rate cannot be so determined by reference to the Relevant Page, the rate determined in such other manner as an Independent Financial Adviser shall prescribe.

“Proceedings” has the meaning provided in Condition 16(b).

“Redemption Cash Settlement Amount” means, means, in respect of any Bond, an amount in cash calculated by the Calculation Agent and equal to the amount (if any) by which the principal amount of such Bond exceeds 97% of the arithmetic average of the daily products of (x) the Volume Weighted Average Price and (y) product of the Specified Proportion and the Redemption Conversion Shares, in each case on each of the dealing days in the Share Settlement Calculation Period.

“Redemption Conversion Shares” means, on any day during the Share Settlement Calculation Period, in respect of any Bond, the number of Ordinary Shares determined by the Calculation Agent dividing the principal amount of such Bond by the Conversion Price on such date.

“Redemption Settlement Shares” has the meaning given to such term in paragraph (iv) of Condition 6(f) (Issuer’s Option to Redeem by Share Settlement — Share Settlement Option).

“Reference Date” means, in relation to a Retroactive Adjustment or a Share Settlement Retroactive Adjustment, the date as of which the relevant Retroactive Adjustment or, as the case may be, the relevant Share Settlement Retroactive Adjustement, takes effect or, in any such case, if that is not a dealing day, the next following dealing day.

“Reference Shares” means the number of Ordinary Shares which, had the Cash Alternative Election not been exercised, would otherwise fall to be delivered to the relevant Bondholder upon exercise of its Conversion Right.

“Relevant Currency” means euro or, if at the relevant time or for the purposes of the relevant calculation or determination, the BSE is not the Relevant Stock Exchange, the currency in which the Ordinary Shares are quoted or dealt in on the Relevant Stock Exchange at such time.

“Relevant Date” means, in respect of any Bond, whichever is the later of:

(a)	the date on which payment in respect of it first becomes due; and

(b)	if any amount of the money payable is improperly withheld or refused the date on which payment in full of the amount outstanding is made or (if earlier) the date on which notice is duly given by the Issuer to the Bondholders in accordance with Condition 13 that such payment will be made, provided that such payment is in fact made as provided in these Conditions.

“Relevant Page” means the relevant page on Bloomberg.

“Relevant Person” has the meaning given to such term in paragraph (v)(3) of Condition 6(f) (Issuer’s Option to Redeem by Share Settlement — Share Settlement Option)

“Relevant Stock Exchange” means the BSE or if at the relevant time the Ordinary Shares are not at that time listed and admitted to trading on the BSE, the principal stock exchange or securities market on which the Ordinary Shares are then listed, admitted to trading or quoted or accepted for dealing.

“Resolution” means a resolution passed at a Meeting, duly convened and held, by a majority of not less than three quarters of the votes cast.

“Retroactive Adjustment” has the meaning provided in Condition 5(c).

“Security Interest” has the meaning provided in Condition 2.

“Securities” means any securities including, without limitation, Ordinary Shares, or options, warrants or other rights to subscribe for or purchase or acquire Ordinary Shares.

“Settlement Date” means, in respect of any Redemption Conversion Shares, the date falling 10 dealing days following the Valuation Date.

“Share Settlement Calculation Period” means the period of 30 dealing days ending on and including the Valuation Date provided that if, on the date on which the Share Settlement Option Notice is given, a day falling in the Share Settlement Calculation Period is scheduled to be a dealing day but such day subsequently is not a dealing day, the Share Settlement Calculation Period shall not, as a result, be extended, but shall begin on the date which was, as at the date of the Share Settlement Option Notice, expected to be the first dealing day of the Share Settlement Calculation Period and end on the date which was, as at the date of the Share Settlement Option Notice, expected to be the Valuation Date.

“Share Settlement Notice” has the meaning given to such term in (v)(1) of Condition 6(f).

“Share Settlement Option” has the meaning given in paragraph (i) of Condition 6(f).

“Share Settlement Option Notice” has the meaning given to such term in paragraph (ii) of Condition 6(f).

“Shareholders” means the holders of Ordinary Shares.

“Specified Date” has the meanings provided in Conditions 5(b)(vii) and (viii), as applicable.

“Specified Office” means, in relation to the Paying and Conversion Agent, Boulevard Louis Schmidt 2, 1040 Brussels, Belgium, or any other office notified to Bondholders pursuant to Condition 13.

“Specified Proportion” means a proportion between 1% and 100%, expressed as a percentage, as specified in the Share Settlement Option Notice.

“Spin-Off” means:

(a)	a distribution of Spin-Off Securities by the Issuer to Shareholders as a class; or

(b)	any issue, transfer or delivery of any property or assets (including cash or shares or securities of or in or issued or allotted by any entity) by any entity (other than the Issuer) to Shareholders as a class pursuant to any arrangements with the Issuer or any of its Subsidiaries.

“Spin-Off Securities” means equity share capital of an entity other than the Issuer or options, warrants or other rights to subscribe for or purchase equity share capital of an entity other than the Issuer.

“Subsidiary” means, at any particular time, a company or other entity which is then directly or indirectly controlled, or more than 50 per cent. of whose issued share capital (or equivalent) is then beneficially owned, by the Issuer and/or one or more of its respective Subsidiaries. For this purpose, for a company to be “controlled” (other than through the beneficial ownership of more than 50 per cent. of the issued share capital (or equivalent)) means that the other (whether directly or indirectly and whether by ownership of share capital, the possession of voting power, contract or otherwise) has the power to appoint and/or remove all or the majority of the members of the Board of Directors or other governing body of that company or otherwise controls or has the power to control the affairs and policies of that company.

“TARGET Business Day” means a day (other than a Saturday or Sunday) on which the TARGET System is operating for the settlement of payments in euro.

“TARGET System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) system, or any successor thereto.

“Valuation Date” means the date which, as at the date of the Share Settlement Option Notice, is scheduled to be the tenth dealing day prior to the Final Maturity Date.

“Volume Weighted Average Price” means, in respect of an Ordinary Share, Security or, as the case may be, a Spin-Off Security on any dealing day, the order book volume-weighted average price of an Ordinary Share, Security or, as the case may be, a Spin-Off Security published by or derived (in the case of an Ordinary Share) from Bloomberg page ABLX BB Equity HP (using the setting labeled Weighted Average Line, or any equivalent successor to this page or this setting and using values not adjusted for any event occurring after such dealing day; for the avoidance of doubt, all values will be determined with all adjustment settings on the DPDF Page, or any successor or similar setting, switched off) or (in the case of a Security (other than Ordinary Shares) or Spin-Off Security) from the equivalent Bloomberg page for such Security or Spin-Off Security in respect of the principal stock exchange or securities market on which such Securities or Spin-Off Securities are then listed or quoted or dealt in (if any), as determined by the Calculation Agent, or, in any such case, such other source as shall be determined to be appropriate by an Independent Financial Adviser on such dealing day, provided that if on any such dealing day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of an Ordinary Share, Security or a Spin-Off Security, as the case may be, in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined, as determined by the Calculation Agent, or as an Independent Financial Adviser might otherwise determine in good faith to be appropriate.

(b)	Construction of certain references: In these Conditions, unless otherwise specified or unless the context otherwise requires:

(i)	References to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment.

(ii)	References to any issue or offer or grant to Shareholders or existing Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders or existing Shareholders, as the case may be, other than Shareholders or existing Shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

(iii)	In making any calculation or determination of Current Market Price or Volume Weighted Average Price, such adjustments (if any) shall be made as the Calculation Agent or an Independent Financial Adviser considers appropriate to reflect any consolidation or sub-division of the Ordinary Shares or any issue of Ordinary Shares by way of capitalisation of profits or reserves, or any like or similar event.

(iv)	For the purposes of Conditions 5(a), (b), (c), (h) and (i) and Condition 10 only, (a) references to the “issue” of Ordinary Shares or Ordinary Shares being “issued” shall include the transfer and/or delivery of Ordinary Shares, whether newly issued and allotted or previously existing or held by or on behalf of the Issuer or any of its Subsidiaries, and (b) Ordinary Shares held by or on behalf of the Issuer or any of its respective Subsidiaries (and which, in the case of Condition 5(b)(iv) and (vi), do not rank for the relevant right or other entitlement) shall not be considered as or treated as “in issue” or “issued” or entitled to receive the relevant Dividend, right or other entitlement.

4.	Interest

(a)	Interest Rate

The Bonds bear interest from (and including) the Closing Date at the rate of 3.25 per cent. per annum calculated by reference to the principal amount thereof and payable semi-annually in arrear on 27 May 2015 and 27 November 2015 of each year (an “Interest Payment Date”), commencing with the Interest Payment Date falling on 27 November 2015.

The amount of interest payable in respect of a Bond in respect of any period which is shorter than an Interest Period, shall be calculated on the basis of the actual number of days in the relevant period, from and including the immediately preceding Interest Payment Date (or, in respect of the first Interest Period, the Closing Date) to but excluding the date on which it falls due, divided by the number of days in the Interest Period.

“Interest Period” means the period beginning on (and including) the Closing Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.

(b)	Accrual of Interest

Each Bond will cease to bear interest (i) where the Conversion Right shall have been exercised by a Bondholder, from the Interest Payment Date immediately preceding the relevant Conversion Date or, if none, the Closing Date (subject in any such case as provided in Condition 5(j)) or (ii) where such Bond is redeemed or repaid pursuant to Condition 6 or Condition 9, from the due date for redemption or repayment thereof unless payment of the principal in respect of the Bond is improperly withheld or refused on the due date, in which event interest will continue to accrue at the rate specified in Condition 4(a) (both before and after judgment) until whichever is the earlier of (a) the day on which all sums due in respect of such Bond up to that day are received by or on behalf of the relevant holder, and (b) the day seven days after the Paying and Conversion Agent has notified Bondholders of receipt of all sums due in respect of all the Bonds up to that seventh day (except to the extent that there is failure in the subsequent payment to the relevant holders under these Conditions).

5.	Conversion of Bonds

(a)	Conversion Period and Conversion Price

Subject to and as provided in these Conditions, and subject to the right of the Issuer to make a Cash Alternative Election pursuant to Condition 5(m), each Bond shall entitle the holder to convert such Bond into new and/or existing Ordinary Shares (credited as fully paid).

The number of Ordinary Shares to be issued or transferred and delivered on exercise of a Conversion Right in respect of a Bond shall be determined by the Calculation Agent by dividing the principal amount of such Bond to be converted by the conversion price (the “Conversion Price”) in effect on the relevant Conversion Date.

The initial Conversion Price is €12.93 per Ordinary Share. The Conversion Price is subject to adjustment in the circumstances described in Condition 5(b).

A Bondholder may exercise the Conversion Right in respect of a Bond by delivering such Bond, together with a Conversion Notice, to the Specified Office of the Paying and Conversion Agent in accordance with Condition 5(h).

Subject to and as provided in these Conditions, the Conversion Right in respect of a Bond may be exercised, at the option of the holder thereof, at any time subject to any applicable fiscal or other laws or regulations and as hereinafter provided, from and including the date falling 41 days after the Closing Date to the close of business (at the place where the relevant Bond is delivered for conversion) on the seventh day before (i) the Final Maturity Date or, as the case may be, if such Bond is to be redeemed pursuant to Condition 6(b) prior to the Final Maturity Date, (ii) the date fixed for redemption thereof pursuant to Condition 6(b) unless there shall be a default in making payment in respect of such Bond on such date fixed for redemption, in which event the Conversion Right shall extend up to (and including) the close of business (at the place aforesaid) on the date on which the full amount of such payment becomes available for payment and notice of such availability has been duly given in accordance with Condition 13 or, if earlier, the Final Maturity Date or, if the Final Maturity Date is not a day which is a TARGET Business Day and a Brussels business day, the immediately preceding day which is a TARGET Business Day and a Brussels business day; provided that, in each case, if such final date for the exercise of Conversion Rights is not a business day at the place aforesaid, then the period for exercise of Conversion Rights by Bondholders shall end on the immediately preceding business day at the place aforesaid.

Conversion Rights may not be exercised in respect of a Bond in respect of which the relevant Bondholder has either (i) given notice pursuant to Condition 9 or (ii) has exercised its right to require the Issuer to redeem that Bond pursuant to Condition 6(e).

The period during which Conversion Rights may (subject as provided below) be exercised by a Bondholder is referred to as the “Conversion Period”.

Conversion Rights may only be exercised in respect of the whole of the principal amount of a Bond.

Fractions of Ordinary Shares will not be issued on conversion or pursuant to Condition 5(c). Rather, a cash payment shall be made by the Issuer in respect of any such fraction determined by the Calculation Agent by reference to the Current Market Price per Ordinary Share on the relevant Conversion Date, and the Issuer shall make payment of the relevant amount to the relevant Bondholder not later than five TARGET Business Days following the relevant Conversion Date by transfer to a euro account maintained by the holder with a bank with access to the TARGET System, in accordance with instructions contained in the relevant Conversion Notice. However, if the Conversion Right in respect of more than one Bond is exercised at any one time such that Ordinary Shares are to be issued to the same person, the number of such Ordinary Shares to be issued in respect thereof shall be calculated by the Calculation Agent on the basis of the aggregate principal amount of such Bonds being so converted (rounded down, if necessary, to the nearest whole number of Ordinary Shares).

The Issuer will procure that Ordinary Shares to be issued or delivered on exercise of Conversion Rights will be issued or delivered (or made) to the holder of the Bonds completing the relevant Conversion Notice or his nominee. Such Ordinary Shares will be deemed to be issued or delivered as of the relevant Conversion Date, to the extent permitted by law. Any Additional Ordinary Shares to be issued or transferred and delivered pursuant to Condition 5(c) will be deemed to be issued or delivered as of the relevant Reference Date, to the extent permitted by law.

The Ordinary Shares to be issued on exercise of Conversion Rights, including any Additional Ordinary Shares to be issued pursuant to Condition 5(c), will be issued and delivered to the relevant Bondholder on or prior to the relevant Delivery Date (as defined, and as more particularly described, in Condition 5(h)).

Such Ordinary Shares or (as the case may be) Additional Ordinary Shares will in all respects rank pari passu with the fully paid Ordinary Shares in issue on the date on which the relevant Ordinary Shares or (as the case may be) Additional Ordinary Shares are issued, subject to and as provided in Condition 5(i).

(b)	Adjustment of Conversion Price

Upon the happening of any of the events described below, the Conversion Price shall be adjusted by the Calculation Agent as follows:

(i)	If and whenever there shall be a consolidation, reclassification or subdivision in relation to the Ordinary Shares, in each such case without increase or decrease of the Issuer’s share capital, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such consolidation, reclassification or subdivision by the following fraction:

A

B

where:

A	is the aggregate number of Ordinary Shares in issue immediately before such consolidation, reclassification or subdivision, as the case may be; and

B	is the aggregate number of Ordinary Shares in issue immediately after, and as a result of, such consolidation, reclassification or subdivision, as the case may be.

Such adjustment shall become effective on the date the consolidation, reclassification or subdivision, as the case may be, takes effect.

(ii)	If and whenever the Issuer shall issue any Ordinary Shares credited as fully paid to the Shareholders by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve) other than (1) where any such Ordinary Shares are or are to be issued instead of the whole or part of a Dividend in cash which the Shareholders would or could otherwise have elected to receive or (2) where the Shareholders may elect to receive a Dividend in cash in lieu of such Ordinary Shares, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue by the following fraction:

A

B

where:

A	is the aggregate number of Ordinary Shares in issue immediately before such issue; and

B	is the aggregate number of Ordinary Shares in issue immediately after such issue.

Such adjustment shall become effective on the date of issue of such Ordinary Shares.

(iii)	If and whenever the Issuer shall pay or make any Dividend to the Shareholders, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A - B

   A

where:

A	is the Current Market Price of one Ordinary Share on the Effective Date;

B	is the portion of the Fair Market Value of the aggregate Dividend attributable to one Ordinary Share, with such portion being determined by dividing the Fair Market Value of the aggregate Dividend by the number of Ordinary Shares entitled to receive the relevant Dividend (or, in the case of a purchase, redemption or buy back of Ordinary Shares or any depositary or other receipts or certificates representing Ordinary Shares by or on behalf of the Issuer or any Subsidiary of the Issuer, by the number of Ordinary Shares in issue immediately following such purchase, redemption or buy back), and treating as not being in issue any Ordinary Shares, or any Ordinary Shares represented by depositary or other receipts or certificates, purchased, redeemed or bought back;

Such adjustment shall become effective on the Effective Date or, if later, the first date upon which the Fair Market Value of the relevant Dividend is capable of being determined as provided herein.

“Effective Date” means, in respect of this sub-paragraph (b)(iii), the first date on which the Ordinary Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, in the case of a purchase, redemption or buy back of Ordinary Shares or any depositary or other receipts or certificates representing Ordinary Shares, the date on which such purchase, redemption or buy back is made or, in the case of a Spin-Off, on the first date on which the Ordinary Shares are traded ex-the relevant Spin-Off on the Relevant Stock Exchange.

For the purposes of the above, Fair Market Value shall (subject as provided in paragraph (a) of the definition of “Dividend” and in the definition of “Fair Market Value”) be determined as at the Effective Date.

In making any calculations for the purposes of this paragraph (b)(iii), such adjustments (if any) shall be made as the Calculation Agent or, at the election of the Issuer, an Independent Financial Adviser may determine in good faith to be appropriate to reflect (i) any consolidation or subdivision of any Ordinary Shares or the issue of Ordinary Shares by way of capitalisation of profits or reserves (or any like or similar event) or any increase in the number of Ordinary Shares in issue in relation to the fiscal year of the Issuer during which the Dividend was paid or (ii) any change in the fiscal year of the Issuer.

(iv)	If and whenever the Issuer shall issue Ordinary Shares to Shareholders as a class by way of rights, or shall issue or grant to Shareholders as a class by way of rights, any options, warrants or other rights to subscribe for or purchase new Ordinary Shares, or any Securities which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, any new Ordinary Shares issuable by the Issuer (or shall grant any such rights in respect of existing Securities so issued), in each case at a price per Ordinary Share which is less than 95 per cent. of the Current Market Price per Ordinary Share on the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue or grant by the following fraction:

A + B

A + C

where:

A	is the number of Ordinary Shares in issue on the Effective Date;

B	is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares issued by way of rights, or for the Securities issued by way of rights, or for the options or warrants or other rights issued by way of rights and for the total number of Ordinary Shares deliverable on the exercise or conversion thereof, as the case may be, would purchase at such Current Market Price per Ordinary Share on the Effective Date; and

C	is the number of Ordinary Shares to be issued or, as the case may be, the maximum number of Ordinary Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights or upon conversion or exchange or exercise of rights of subscription or purchase in respect of such Securities at the initial conversion, exchange, subscription or purchase price or rate (not taking into account any later adjustment thereof).

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (b)(iv), the first date on which the Ordinary Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange.

It is expressly understood that any subsequent exercise of such options, warrants or rights into new Ordinary Shares, or the conversion into, exchange into or subscription for new Ordinary Shares shall not trigger an additional adjustment of the Conversion Price or other terms of the Bonds.

(v)	If and whenever the Issuer shall issue any Securities (other than Ordinary Shares or options, warrants or other rights to subscribe for or purchase any Ordinary Shares) to Shareholders as a class by way of rights or grant to Shareholders as a class by way of rights any options, warrants or other rights to subscribe for or purchase any Securities (other than Ordinary Shares or options, warrants or other rights to subscribe for or purchase Ordinary Shares), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue or grant by the following fraction:

A – B

   A

where:

A	is the Current Market Price of one Ordinary Share on the first day on which the terms of such issue or grant are publicly announced (or, if that is not a dealing day, the immediately preceding dealing day); and

B	is the Fair Market Value on the date of such announcement (or, if that is not a dealing day, the immediately preceding dealing day) of the portion of the rights attributable to one Ordinary Share.

Such adjustment shall become effective on the first date on which the Ordinary Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange.

(vi)

If and whenever the Issuer shall issue (otherwise than as mentioned in sub-paragraph (b)(iv) above) wholly for cash or for no consideration any Ordinary Shares (other than Ordinary Shares issued on conversion of the Bonds or on the exercise of any rights of conversion into, or exchange or subscription for or purchase of, Ordinary Shares) or issue or grant (otherwise than as mentioned in sub-paragraph (b)(iv) above) wholly for cash or for no consideration any options, warrants or other rights to subscribe for or purchase any new Ordinary Shares (other than the Bonds, which term shall for this purpose include any Further Bonds), in each case at a price per Ordinary Share which is less than 95 per cent. of the Current Market Price per Ordinary Share on the date of the first public announcement of the terms of such issue or grant (or, if that day is not a dealing day, the immediately preceding dealing day), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue or grant by the following fraction:

A + B

A + C

where:

A	is the number of Ordinary Shares in issue immediately before the issue of such Ordinary Shares or the grant of such options, warrants or rights;

B	is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the issue of such Ordinary Shares or, as the case may be, for the Ordinary Shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights, would purchase at such Current Market Price per Ordinary Share on the date of the first public announcement of the terms of such issue or grant (or, if that day is not a dealing day, the immediately preceding dealing day); and

C	is the number of Ordinary Shares to be issued pursuant to such issue of such Ordinary Shares or, as the case may be, the maximum number of Ordinary Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights.

Such adjustment shall become effective on the date of issue of such Ordinary Shares or, as the case may be, the issue or grant of such options, warrants or rights.

It is expressly understood that any subsequent exercise, conversion or exchange of such options, warrants or rights into Ordinary Shares shall not trigger an additional adjustment of the Conversion Price or other terms of the Bonds.

(vii)	If and whenever the Issuer or any Subsidiary of the Issuer or (at the direction or request of or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity (otherwise than as mentioned in sub-paragraphs (b)(iv), (b)(v) or (b)(vi) above) shall issue wholly for cash or for no consideration any Securities (other than the Bonds which term shall for this purpose exclude any Further Bonds) which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, new Ordinary Shares (or shall grant any such rights in respect of existing Securities so issued) or Securities which by their terms might be redesignated as Ordinary Shares, and the consideration per Ordinary Share receivable upon conversion, exchange, subscription or redesignation is less than 95 per cent. of the Current Market Price per Ordinary Share on the date of the first public announcement of the terms of issue of such Securities (or the terms of such grant) (or, if that is not a dealing day, the immediately preceding dealing day), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue or grant by the following fraction:

A + B

A + C

where:

A	is the number of Ordinary Shares in issue immediately before such issue or grant (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for Ordinary Shares which have been issued, purchased or acquired by the Issuer or any Subsidiary of the Issuer (or at the direction or request of or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) for the purposes of or in connection with such issue, less the number of such Ordinary Shares so issued, purchased or acquired);

B	is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription attached to such Securities or, as the case may be, for the Ordinary Shares to be issued or to arise from any such redesignation would purchase at such Current Market Price per Ordinary Share on the date of the first public announcement of the terms of such issue of such Securities (or the terms of such grant) (or, if that day is not a dealing day, the immediately preceding dealing day); and

C	is the maximum number of Ordinary Shares to be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such right of subscription attached thereto at the initial conversion, exchange or subscription price or rate or, as the case may be, the maximum number of Ordinary Shares which may be issued or arise from any such redesignation;

provided that if at the time of issue of the relevant Securities or date of grant of such rights (as used in this sub-paragraph (b)(vii), the “Specified Date”) such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription are exercised or, as the case may be, such Securities are redesignated or at such other time as may be provided), then for the purposes of this sub-paragraph (b)(vii), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition or, as the case may be, redesignation had taken place on the Specified Date.

Such adjustment shall become effective on the date of issue of such Securities or, as the case may be, the grant of such rights.

It is expressly understood that any subsequent exercise, conversion or exchange of such Securities into Ordinary Shares, or redesignation of such Securities into Ordinary Shares, shall not trigger an additional adjustment of the Conversion Price or other terms of the Bonds.

(viii)

If and whenever there shall be any modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to any such Securities (other than the Bonds, which term shall for this purpose include any Further Bonds) as are mentioned in sub-paragraph (b)(vii) above (other than in accordance with the terms (including terms as to adjustment) applicable to such Securities upon issue) so that following such modification the consideration per Ordinary Share receivable has been reduced and is less than 95 per cent. of the Current Market Price per Ordinary Share on the date of the first public announcement of the proposals for such modification (or, if that day is not a dealing day, the immediately preceding dealing day), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such modification by the following fraction:

A + B

A + C

where:

A	is the number of Ordinary Shares in issue immediately before such modification (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for, or purchase or acquisition of, Ordinary Shares which have been issued, purchased or acquired by the Issuer or any Subsidiary of the Issuer (or at the direction or request of or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) for the purposes of or in connection with such issue, less the number of such Ordinary Shares so issued, purchased or acquired);

B	is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to the Securities so modified would purchase at such Current Market Price per Ordinary Share or on the date of the first public announcement of the proposals for such modification (or, if that day is not a dealing day, the immediately preceding dealing day), if lower, the existing conversion, exchange, subscription, purchase or acquisition price or rate of such Securities; and

C	is the maximum number of Ordinary Shares which may be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such rights of subscription, purchase or acquisition attached thereto at the so modified conversion, exchange, subscription, purchase or acquisition price or rate but giving credit in such manner as the Calculation Agent or an Independent Financial Adviser shall consider appropriate for any previous adjustment under this sub-paragraph (b)(viii) or subparagraph (b)(vii) above;

provided that if at the time of such modification (as used in this sub-paragraph (b)(viii), the “Specified Date”) such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or at such other time as may be provided), then for the purposes of this sub-paragraph (b)(viii), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Specified Date.

Such adjustment shall become effective on the date of modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to such Securities.

It is expressly understood that any subsequent exercise, conversion or exchange of such Securities into Ordinary Shares, or redesignation of such Securities into Ordinary Shares, shall not trigger an additional adjustment of the Conversion Price or other terms of the Bonds.

(ix)	If and whenever the Issuer or any Subsidiary of the Issuer or (at the direction or request of or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity shall offer any Securities in connection with which Shareholders as a class are entitled to participate in arrangements whereby such Securities may be acquired by them (except where the Conversion Price falls to be adjusted under sub-paragraphs (b)(ii), (b)(iii), (b)(iv), (b)(vi) or (b)(vii) above or (b)(x) below (or would fall to be so adjusted if the relevant issue or grant was at less than 95 per cent. of the Current Market Price per Ordinary Share on the relevant dealing day) or under sub-paragraph (b)(v) above), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before the making of such offer by the following fraction:

A – B

   A

where:

A	is the Current Market Price of one Ordinary Share on the date on which the terms of such offer are first publicly announced (or, if that is not a dealing day, the immediately preceding dealing day); and

B	is the Fair Market Value on the date of such announcement (or, if that is not a dealing day, the immediately preceding dealing day) of the portion of the relevant offer attributable to one Ordinary Share.

Such adjustment shall become effective on the first date on which the Ordinary Shares are traded ex-rights on the Relevant Stock Exchange.

(x)	If a Change of Control shall occur at any time after the Change of Control Resolutions have been approved by the Shareholders in a general meeting of Shareholders, then upon any exercise of Conversion Rights during the Change of Control Period, the Conversion Price (the “Change of Control Conversion Price”) shall be determined as follows:

CoCCP =	CP
(1+(IP×c/t))

where:

CoCCP	is the Conversion Price in effect during the Change of Control Period;

CP	is the Conversion Price in effect immediately prior to the Change of Control Period;

IP	is the issuance premium of each Bond over the reference price of the Ordinary Share used to determine the terms of the Bonds (i.e., EUR 10.2219), expressed as a fraction;

c	is the number of days from and including the date the Change of Control occurs to but excluding the Final Maturity Date; and

t	is the number of days from and including the Closing Date to but excluding the Final Maturity date (i.e., 1827 days).

(xi)	If, following consultation with the Calculation Agent, the Issuer determines that an adjustment should be made to the Conversion Price as a result of one or more circumstances not referred to above in this Condition 5(b) (even if the relevant circumstance is specifically excluded from the operation of subparagraphs 5(b)(i) to 5(b)(x)), the Issuer shall, at its own expense and acting reasonably, request an Independent Financial Adviser to determine as soon as practicable what adjustment (if any) to the Conversion Price is fair and reasonable to take account thereof and the date on which such adjustment (if any) should take effect and upon such determination such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that an adjustment shall only be made pursuant to this subparagraph 5(b)(xi) if such Independent Financial Adviser is so requested to make such a determination not more than 21 days after the date on which the relevant circumstance arises and if the adjustment would result in a reduction of the Conversion Price.

Notwithstanding the foregoing provisions:

(a)	where the events or circumstances giving rise to any adjustment pursuant to this Condition 5(b) have already resulted or will result in an adjustment to the Conversion Price or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances which have already given or will give rise to an adjustment to the Conversion Price or where more than one event which gives rise to an adjustment to the Conversion Price occurs within such a short period of time that, following consultation with the Calculation Agent, in the reasonable opinion of the Issuer, a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be advised by an Independent Financial Adviser to be in its opinion appropriate to give the intended result; and

(b)	such modification shall be made to the operation of these Conditions as may be advised by an Independent Financial Adviser to be in its opinion appropriate (i) to ensure that an adjustment to the Conversion Price or the economic effect thereof shall not be taken into account more than once and (ii) to ensure that the economic effect of a Dividend is not taken into account more than once.

For the purpose of any calculation of the consideration receivable or price pursuant to sub-paragraphs (b)(iv), (b)(vi), (b)(vii) and (b)(viii), the following provisions shall apply:

(a)	the aggregate consideration receivable or price for Ordinary Shares issued for cash shall be the amount of such cash;

(b)

(x) the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the conversion or exchange of any Securities shall be deemed to be the consideration or price received or receivable for any such Securities (on one or more occasions) and (y) the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any Securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such Securities or, as the case may be, for such options, warrants or rights which are attributed by the Issuer to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the date of the first public announcement of the terms of issue of such Securities or, as the case may be, such options, warrants or rights, plus in the case of each of (x) and (y) above, the additional consideration receivable or price (if any) upon the conversion or exchange of such Securities, or upon the exercise of such rights or subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (z) the consideration receivable or price per Ordinary Share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (x) or (y) above (as the case may be) divided by the number of Ordinary Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

(c)	if the consideration or price determined pursuant to (a) or (b) above (or any component thereof) shall be expressed in a currency other than the Relevant Currency, it shall be converted into the Relevant Currency at the Prevailing Rate on the date of the first public announcement of the terms of issue of such Ordinary Shares or, as the case may be, Securities;

(d)	in determining the consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Ordinary Shares or Securities or options, warrants or rights, or otherwise in connection therewith; and

(e)	the consideration or price shall be determined as provided above on the basis of the consideration or price received, receivable, paid or payable regardless of whether all or part thereof is received, receivable, paid or payable by or to the Issuer or another entity.

(c)	Retroactive Adjustments

If the Conversion Date in relation to the conversion of any Bond shall be after the record date in respect of any consolidation, reclassification or sub-division as is mentioned in Condition 5(b)(i), or after the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is mentioned in Condition 5(b)(ii), (iii), (iv), (v) or (ix), or after the date of the first public announcement of the terms of any such issue or grant as is mentioned in Condition 5(b)(vi) and (vii) or of the terms of any such modification as is mentioned in Condition 5(b)(viii), but before the relevant adjustment to the Conversion Price becomes effective under Condition 5(b) (such adjustment, a “Retroactive Adjustment”), then the Issuer shall (conditional upon the relevant adjustment becoming effective) procure that there shall be issued or transferred and delivered to the converting Bondholder, in accordance with the instructions contained in the Conversion Notice, such additional number of Ordinary Shares (if any) (the “Additional Ordinary Shares”) as, together with the Ordinary Shares (if any) issued or to be transferred and delivered on conversion of the relevant Bonds, is equal to the number of Ordinary Shares which would have been required to be issued or delivered on conversion of such Bond if the relevant adjustment to the Conversion Price had been made and become effective immediately prior to the relevant Conversion Date.

(d)	Decision of the Calculation Agent or an Independent Financial Adviser

Adjustments to the Conversion Price shall be determined and calculated by the Calculation Agent, and/or, to the extent so specified in the Conditions in good faith by an Independent Financial Adviser. Adjustments to the Conversion Price calculated by the Calculation Agent or, where applicable, an Independent Financial Adviser and any other determinations made by the Calculation Agent or, where applicable, an Independent Financial Adviser pursuant to the Conditions shall be final and binding (in the absence of manifest error) on the Issuer the Bondholders and the Paying and Conversion Agent.

The Calculation Agent may consult, after consultation with the Issuer, at the expense of the Issuer, on any matter (including but not limited to, any legal matter), any legal or other professional adviser and it shall be able to rely upon, and it shall not be liable and shall incur no liability as against the Bondholders in respect of anything done, or omitted to be done, relating to that matter in good faith in accordance with, that adviser’s opinion. The Calculation Agent shall act solely as agent for and upon request of the Issuer and will not thereby assume any obligations towards or relationship of agency or trust with, and it shall not be liable and shall incur no liability as against, the Bondholders.

The Issuer reserves the right under the Calculation Agency Agreement at any time to vary or terminate the appointment of the Calculation Agent and appoint another calculation agent, provided that it will maintain a Calculation Agent which shall be a financial institution of international repute or a financial adviser with appropriate expertise.

If, following consultation between the Issuer and the Calculation Agent, any doubt shall arise as to whether an adjustment falls to be made to the Conversion Price or as to the appropriate adjustment to the Conversion Price, and following consultation between the Issuer and an Independent Financial Adviser, a written opinion of such Independent Financial Adviser in respect thereof shall be conclusive and binding on the Issuer, the Bondholders and the Calculation Agent, save in the case of manifest error.

(e)	Share or Option Schemes

No adjustment will be made to the Conversion Price where Ordinary Shares or other Securities (including rights, warrants and options) are issued, offered, exercised, allotted, appropriated, modified or granted to, or for the benefit of, employees, former employees, independent service providers providing services that dedicate at least 25% of their working time to the providing of such services, or former independent service providers providing services that dedicate at least 25% of their working time to the providing of such services or directors holding or formerly holding office or the personal service company of any of the aforementioned persons or their spouses or relatives, in each case, of the Issuer or any of its Subsidiaries or any associated company or to a trustee or trustees to be held for the benefit of any such person, in any such case pursuant to any share or option scheme.

(f)	Rounding Down and Notice of Adjustment to the Conversion Price

On any adjustment, the resultant Conversion Price, if not an integral multiple of €0.0001, shall be rounded down to the nearest whole multiple of €0.0001. No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than one per cent. of the Conversion Price then in effect. Any adjustment not required to be made and/or any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made.

Notice of any adjustments to the Conversion Price shall be given by the Issuer to Bondholders in accordance with Condition 13 after the determination thereof.

The Conversion Price shall not in any event be reduced to below the minimum level permitted by Belgian law (if any), and the Issuer undertakes that it shall not take any action, and shall procure that no action is taken, that would otherwise result in an adjustment to the Conversion Price to below such minimum level.

(g)	Change of Control

Within 14 calendar days following the occurrence of a Change of Control, the Issuer shall give notice thereof to the Bondholders in accordance with Condition 13 and to the Paying and Conversion Agent (a “Change of Control Notice”). The Change of Control Notice shall contain a statement informing Bondholders of their entitlement to exercise their Conversion Rights as provided in these Conditions and their entitlement to exercise their rights to require redemption of their Bonds pursuant to (and subject to the conditions set out in) Condition 6(e).

The Change of Control Notice shall also specify:

(i)	to the fullest extent permitted by applicable law, all information material to Bondholders concerning the Change of Control;

(ii)	the Conversion Price immediately prior to the occurrence of the Change of Control and the Conversion Price applicable pursuant to Condition 5(b)(x) during the Change of Control Period on the basis of the Conversion Price in effect immediately prior to the occurrence of the Change of Control;

(iii)	the Closing Price of the Ordinary Shares as at the latest practicable date prior to the publication of the Change of Control Notice;

(iv)	the last day of the Change of Control Period; and

(v)	the Change of Control Put Date.

(h)	Procedure for exercise of Conversion Rights

Conversion Rights may be exercised by a Bondholder during the Conversion Period by transferring the relevant Bond to the securities account of the Paying and Conversion Agent, during its usual business hours, and depositing a duly completed and signed notice of conversion (a “Conversion Notice”), in the form (for the time being current) obtainable from the Paying and Conversion Agent at the Specified Office of the Paying and Conversion Agent. Conversion Rights shall be exercised subject in each case to any applicable fiscal or other laws or regulations applicable in the jurisdiction in which the Specified Office of the Paying and Conversion Agent is located.

If such delivery is made after the end of normal business hours or on a day which is not a business day in the place of the Specified Office of the Paying and Conversion Agent, such delivery shall be deemed for all purposes of these Conditions to have been made on the next following such business day.

Any determination as to whether a Conversion Notice has been duly completed and properly delivered shall be made by the Paying and Conversion Agent and shall, save in the case of manifest error, be conclusive and binding on the Issuer, the Paying and Conversion Agent and the relevant Bondholder.

A Conversion Notice, once delivered, shall be irrevocable.

The conversion date in respect of a Bond (the “Conversion Date”) shall be the business day in Brussels immediately following the date of the transfer of the relevant Bond and the Conversion Notice as provided in this Condition 5(h) and, if applicable, the making of any payment to be made as provided below.

A Bondholder exercising Conversion Rights must pay directly to the relevant authorities any taxes and capital, stamp, issue and registration and transfer taxes and duties arising on conversion (other than any taxes or capital, stamp, issue and registration and transfer taxes and duties payable in Belgium in respect of the allotment and issue of any Ordinary Shares on such conversion or in respect of the transfer and delivery of any Ordinary Shares on such conversion (including any Additional Ordinary Shares), which shall be paid by the Issuer).

Such Bondholder must also pay all (if any) taxes imposed on it and arising by reference to any disposal or deemed disposal of a Bond or interest therein in connection with the exercise of Conversion Rights by it. The Paying and Conversion Agent shall not be responsible for determining whether such taxes or capital, stamp, issue and registration and transfer taxes and duties are payable or the amount thereof and it shall not be responsible or liable for any failure by the Issuer or any Bondholder to pay such taxes or capital, stamp, issue and registration and transfer taxes and duties.

Following delivery of a duly completed Conversion Notice, the Issuer shall on or prior to the Delivery Date:

(i)	cause the issue and use all reasonable endeavours to ensure the admission to trading on the Relevant Stock Exchange of the Ordinary Shares to be issued and delivered in satisfaction of the Conversion Right; and

(ii)	procure that all such Ordinary Shares to be delivered in satisfaction of the relevant Conversion Right be credited to such account of the relevant Bondholder(s) held at any of Euroclear Belgium, Euroclear or Clearstream, as is specified in the relevant Conversion Notice.

For the purposes of the previous paragraph, “Delivery Date” means:

(i)	if the Conversion Date or, as the case may be, the Reference Date occurs on or prior to the fifteenth calendar day in any month during the Conversion Period, the last calendar day in such month; or

(ii)	if the Conversion Date or, as the case may be, the Reference Date occurs after the fifteenth calendar day in any month during the Conversion Period, the last calendar day in the next following month.

(i)	Ordinary Shares

(i)	Ordinary Shares issued or transferred and delivered on exercise of Conversion Rights will be fully paid and will in all respects rank pari passu with the fully paid Ordinary Shares in issue on the Conversion Date or, in the case of Additional Ordinary Shares, on the relevant Reference Date, except in any such case for any right excluded by mandatory provisions of applicable law, and the relevant holders shall accordingly be entitled to all rights, distributions and payments in respect of which the relevant record date or other due date for the establishment of entitlement for which falls on or after such date of issue or transfer and delivery, whether in accordance with Condition 5(c) in the event that such relevant record date or other due date precedes the Delivery Date or otherwise. Ordinary Shares or, as the case may be, Additional Ordinary Shares will not rank for (or, as the case may be, the relevant holder shall not be entitled to receive) any rights, distributions or payments the record date or other due date for the establishment of entitlement for which falls prior to the relevant Conversion Date or, as the case may be, the relevant Reference Date.

(ii)	Save as provided in Condition 5(j), no payment or adjustment shall be made on exercise of Conversion Rights for any interest which otherwise would have accrued on the relevant Bonds since the last Interest Payment Date preceding the Conversion Date relating to such Bonds (or, if such Conversion Date falls before the first Interest Payment Date, since the Closing Date).

(j)	Interest on Conversion

If any notice requiring the redemption of the Bonds is given pursuant to Condition 6(b) on or after the fifteenth Brussels business day prior to a record date in respect of any Dividend or distribution payable in respect of the Ordinary Shares which has occurred since the last Interest Payment Date (or in the case of the first Interest Period, since the Closing Date) where such notice specifies a date for redemption falling on or prior to the date which is 14 days after the Interest Payment Date next following such record date, interest shall accrue at the rate provided in Condition 4(a) on Bonds in respect of which Conversion Rights shall have been exercised and in respect of which the Conversion Date falls after such record date and on or prior to the Interest Payment Date next following such record date in respect of such Dividend or distribution, in each case from and including the preceding Interest Payment Date (or, if such Conversion Date falls before the first Interest Payment Date, from the Closing Date) to but excluding such Conversion Date. The Issuer shall pay any such interest by not later than 14 days after the relevant Conversion Date by transfer to a euro account maintained by the relevant Bondholder with a bank with access to the TARGET System in accordance with instructions given by the relevant Bondholder in the relevant Conversion Notice.

(k)	Purchase or Redemption of Ordinary Shares

The Issuer or any Subsidiary of the Issuer may exercise such rights as it may from time to time enjoy to purchase or redeem or buy back any shares of the Issuer (including Ordinary Shares) or any depositary or other receipts or certificates representing the same without the consent of the Bondholders.

(l)	No Duty to Monitor

Neither the Paying and Conversion Agent nor the Calculation Agent shall be under any duty to monitor whether any event or circumstance has happened or exists which may require an adjustment to be made to the Conversion Price or as to the amount of any adjustment actually made and will not be responsible or liable to the Bondholders or any other person for any loss arising from any failure by it do so.

(m)	Cash Alternative Election

Upon the exercise of a Conversion Right by a Bondholder, the Issuer may make an election by giving notice (a “Cash Alternative Election Notice” to the relevant Bondholder by not later than the fourth day following the relevant Conversion Date (the “Cash Election Date”) to the address (or, if a fax number or email address is provided in the relevant Conversion Notice, that fax number or email address) specified for that purpose in the relevant Conversion Notice (with a copy to the Paying and Conversion Agent) to satisfy the exercise of the Conversion Rights in respect of the relevant Bonds by (A) delivering to or to the order of the relevant Bondholder the Fixed Number of Ordinary Shares and (B) making payment, or procuring that payment is made, to the relevant Bondholder of the Cash Alternative Amount, together with any other amount payable by the Issuer to such Bondholder pursuant to these Conditions in respect of or relating to the relevant exercise of Conversion Rights, including any amounts payable pursuant to paragraph 9 of Condition 5(a) and any interest payable pursuant to Condition 5(j). The Issuer, however, may not make a Cash Alternative Election at any time when such election would prevent the relevant Bondholder from converting its Bonds into Ordinary Shares in order to participate in any rights issue or other issuance to which it is entitled to participate pursuant to Article 491 of the Belgian Company Code. The Issuer shall exercise the Cash Alternative Election in circumstances where Belgian law does not allow a conversion of the Bonds into Ordinary Shares.

The Cash Alternative Election Notice shall specify:

(i)	the Conversion Price in effect on the relevant Conversion Date and the number of Reference Shares in respect of such exercise of Conversion Rights;

(ii)	the number of Cash Settled Shares in respect of the relevant exercise of Conversion Rights, by reference to which the Cash Alternative Amount is to be calculated; and

(iii)	if the number of Cash Settled Shares is less than the number of Reference Shares in respect of the relevant exercise of Conversion Rights, the Fixed Number of Ordinary Shares.

A Cash Alternative Election shall be irrevocable.

The Issuer will pay the Cash Alternative Amount, together with any other amount as aforesaid, by not later than 5 TARGET Business Days following the last day of the Cash Alternative Calculation Period by transfer to a euro account maintained by the relevant Bondholder with a bank with access to the TARGET System in accordance with instructions given by the relevant Bondholder in the relevant Conversion Notice, and will deliver the Fixed Number of Ordinary Shares on or prior to the Delivery Date in accordance with Conditions 5(h) and (i).

If there is a Retroactive Adjustment to the Conversion Price following the exercise of Conversion Rights by a Bondholder which has given rise to a Cash Alternative Election, the Issuer shall (i) procure that there shall be issued or transferred and delivered to the relevant Bondholder the Additional Ordinary Shares with respect to the Fixed Number of Ordinary Shares, if any, pursuant to Condition 5(c), and (ii) pay to the relevant Bondholder an additional amount (the “Additional Cash Alternative Amount”) equal to the difference between (A) the Cash Alternative Amount that would have been paid if the number of Cash Settled Shares by reference to which the Cash Alternative Amount shall have been determined would have been increased if the relevant adjustment to the Conversion Price had been made and became effective immediately prior to the relevant Conversion Date, and (B) the Cash Alternative Amount which shall have been determined for the Cash Settled Shares specified in the Cash Alternative Election Notice.

The Issuer will pay the Additional Cash Alternative Amount not later than the later of (i) 5 TARGET Business Days following payment of the Cash Alternative Amount, and (ii) 5 TARGET Business Days following the relevant Reference Date, by transfer to a euro account maintained by the relevant Bondholder with a bank with access to the TARGET System in accordance with instructions given by the relevant Bondholder in the relevant Conversion Notice.

(n)	Consolidation, Amalgamation or Merger

In the case of any consolidation, amalgamation or merger of the Issuer with any other corporation (other than a consolidation, amalgamation or merger in which the Issuer is the continuing corporation), or in the case of any sale or transfer of all, or substantially all, of the assets of the Issuer, the Issuer will forthwith give notice thereof to the Bondholders in accordance with Condition 13 of such event and take such steps as shall be required to ensure that each Bond then outstanding will be convertible into the class and amount of shares and other securities and property receivable upon such consolidation, amalgamation, merger, sale or transfer by a holder of the number of Ordinary Shares which would have become liable to be issued or transferred and delivered upon exercise of Conversion Rights immediately prior to such consolidation, amalgamation, merger, sale or transfer. The above provisions of this Condition 5(n) will apply, mutatis mutandis to any subsequent consolidations, amalgamations, mergers, sales of transfers.

6.	Redemption and Purchase

(a)	Final Redemption

Unless previously purchased and cancelled, redeemed or converted as herein provided, the Bonds will be redeemed at their principal amount on the Final Maturity Date. The Bonds may only be redeemed prior to the Final Maturity Date in accordance with Condition 6(b), Condition 6(d) or Condition 6(e).

(b)	Redemption at the Option of the Issuer

(i)	On giving not less than 45 nor more than 60 days’ notice (an “Optional Redemption Notice”) to the Paying and Conversion Agent and to the Bondholders in accordance with Condition 13, the Issuer may redeem all but not some only of the Bonds on the date (the “Optional Redemption Date”) specified in the Optional Redemption Notice at their principal amount, together with accrued but unpaid interest to such date:

(a)	at any time on or after 17 June 2018, if on each of not less than 20 dealing days during any period of 30 consecutive dealing days ending not earlier than the fifth dealing day prior to the giving of the relevant Optional Redemption Notice, the Volume Weighted Average Price of an Ordinary Share exceeds 130 per cent. of the Conversion Price in effect (or deemed to be in effect) on each such respective dealing day, as verified by the Calculation Agent upon request from the Issuer; or

(b)	at any time if prior to the date the relevant Optional Redemption Notice is given, Conversion Rights shall have been exercised and/or purchases (and corresponding cancellations) and/or redemptions effected in respect of 85 per cent. or more in principal amount of the Bonds originally issued (which shall for this purpose include any Further Bonds).

For the purposes of Condition 6(b)(i), if on any dealing day in such 30 dealing day period the Volume Weighted Average Price on such dealing day shall have been quoted cum-Dividend (or cum-any other entitlement), the Volume Weighted Average Price of an Ordinary Share on such dealing day shall be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Ordinary Share as at the date (or, if that is not a dealing day, the immediately preceding dealing day) of first public announcement of such Dividend (or entitlement).

(c)	Optional Redemption Notice

Any Optional Redemption Notice shall be irrevocable. Any such notice shall specify (i) the Optional Redemption Date which shall be a day which is a TARGET Business Day and a Brussels business day, (ii) the aggregate principal amount of the Bonds outstanding and the Closing Price of the Ordinary Shares, in each case as at the latest practicable date prior to the publication of the Optional Redemption Notice, (iii) the last day on which Conversion Rights may be exercised by Bondholders, which shall not be less than one month after the date of the Optional Redemption Notice, and (iv) the amount of accrued interest payable on the Optional Redemption Date.

(d)	Early Redemption

If the Change of Control Resolutions have not been approved and duly filed with the Clerk of the Commercial Court of Ghent, division Ghent on or before the Long-stop Date, the Issuer shall redeem all, but not some, of the Bonds, on the date which is the 45th day after the Long-stop Date (the “Early Redemption Date”) at the greater of (x) 102 per cent. of the principal amount of the

Bonds, together with accrued but unpaid interest up to (but excluding) the Early Redemption Date, and (y) 102 per cent. of the Fair Bond Value of the Bonds, together with accrued but unpaid interest up to (but excluding) the Early Redemption Date. The Issuer will deliver a notice (an “Early Redemption Notice”) in accordance with Condition 13 to notify the Bondholders of the redemption of the Bonds. The Early Redemption Notice will be published no later than the third dealing day (inclusive) after the Long-stop Date.

The “Early Redemption Calculation Period” means the period of five consecutive dealing days commencing on the dealing day following the Long-stop Date.

Neither the Paying and Conversion Agent nor the Calculation Agent shall be required to monitor or take any steps to ascertain whether the Change of Control Resolutions have been approved and duly filed with the Clerk of the Commercial Court of Ghent, division Ghent and will not be responsible or liable to Bondholders or any other person for any loss arising from any failure by it to do so.

(e)	Redemption at the Option of Bondholders upon a Change of Control

Following the occurrence of a Change of Control, the holder of each Bond will have the right to require the Issuer to redeem that Bond on the Change of Control Put Date at its principal amount, together with accrued and unpaid interest to such date. To exercise such right, the holder of the relevant Bond must transfer such Bond to the securities account of the Paying and Conversion Agent and deposit a duly completed and signed notice of exercise in the form (for the time being current) obtainable from the Specified Office of the Paying and Conversion Agent (a “Change of Control Put Exercise Notice”), at the Specified Office of the Paying and Conversion Agent, at any time during the Change of Control Period. The “Change of Control Put Date” shall be the fourteenth calendar day after the expiry of the Change of Control Period.

Payment in respect of any such Bond shall be made by transfer to a euro account maintained by the relevant Bondholder with a bank with access to the TARGET System as specified by the relevant Bondholder in the relevant Change of Control Put Exercise Notice.

A Change of Control Put Exercise Notice, once delivered, shall be irrevocable and the Issuer shall redeem all Bonds that are the subject of Change of Control Put Exercise Notices delivered as aforesaid on the Change of Control Put Date.

Bondholders should note that Belgian law in effect as at the date of the issuance of the Bonds requires that, where any person makes a public takeover bid on the shares of a Belgian listed company, such person shall also make an offer to (among others) holders of convertible bonds in the relevant company.

Bondholders should note that the exercise by any of them of the option set out in Condition 6(e) or any ability to exercise Conversion Rights at a Conversion Price determined in accordance with Condition 5(b)(x) will only be effective under Belgian law if, prior to the earliest of (a) the Issuer being notified by the Belgian Financial Services and Markets Authority of a formal filing of a proposed offer to the Shareholders of the Issuer or (b) the occurrence of the Change of Control, (i) the Change of Control Resolutions have been approved by the Shareholders of the Issuer in a general meeting of Shareholders and (ii) the Change of Control Resolutions have been filed with the Clerk of the Commercial Court of Ghent, section Ghent (greffe du tribunal de commerce/griffie van de rechtbank van koophandel). The Issuer has undertaken pursuant to Condition 10(k) to use all reasonable endeavours to procure that the Change of Control Resolutions be passed at the general meeting of Shareholders of the Issuer, and to file a copy of such resolutions as aforesaid immediately thereafter. If a Change of Control occurs prior to such approval and filing, Bondholders may not be entitled to exercise the option set out in Condition 6(e). There can be no assurance that such approval will be granted at such meeting.

(f)	Issuer’s Option to Redeem by Share Settlement

(i)	Share Settlement Option: Subject to the Ordinary Shares being admitted to trading on the Relevant Stock Exchange at the due date for redemption of the Bonds, the Issuer may, in the circumstances referred to in Condition 6(a) (Redemption and Purchase—Scheduled redemption) (but not otherwise) elect (the “Share Settlement Option”) by delivery of a Share Settlement Option Notice, as further detailed in paragraph (ii) of this Condition 6(f) (Issuer’s Option to Redeem by Share Settlement — Share Settlement Option) in lieu of redeeming the Bonds in cash to effect redemption by (i) delivering on the Settlement Date in respect of each such Bond the Redemption Settlement Shares (as defined below) and (ii) paying, on the Final Maturity Date, the Redemption Cash Settlement Amount, together with accrued but unpaid interest to such date. The Issuer shall not exercise the Share Settlement Option in circumstances where Belgian law would not allow a conversion of the Bonds into Ordinary Shares.

(ii)	Share Settlement Option Notice: If the Issuer wishes to exercise the option described in this Condition 6(f) (Issuer’s Option to Redeem by Share Settlement — Share Settlement Option), the Issuer shall give notice (a “Share Settlement Option Notice”) to the Paying and Conversion Agent and the Bondholders no later than the 2nd dealing day prior to the first day of the Share Settlement Calculation Period) (which notice shall be irrevocable and shall oblige the Issuer to redeem the Bonds in accordance with this Condition 6(f) (Issuer’s Option to Redeem by Share Settlement — Share Settlement Option) and shall specify the Specified Proportion. If the Issuer fails to deliver a Share Settlement Option Notice in the manner and by the time set out in this paragraph (ii), the relevant Bonds shall be redeemed for cash in accordance with the applicable provisions of Condition 6(a) (Redemption and Purchase—Scheduled redemption) as appropriate and payment in respect thereof shall be made in accordance with Condition 7 (Payments).

(iii)	Fractions of Ordinary Shares: Fractions of Ordinary Shares will not be delivered on exercise of the Share Settlement Option and no cash payment will be made in lieu thereof. However, if a Share Settlement Notice is delivered by a Bondholder in respect of more than one Bond not later than the Notice Cut-off Date such that the Ordinary Shares to be issued on redemption of such Bonds are to be delivered to the same Bondholder, the number of Shares which shall be delivered upon redemption thereof shall be calculated by the Calculation Agent on the basis of the aggregate principal amount of such Bonds. Where Ordinary Shares are to be delivered to the Relevant Person pursuant to paragraph (v)(3), the number of Ordinary Shares so to be delivered shall be calculated on the basis of the aggregate principal amount of Bonds in respect of which such delivery is to be made.

(iv)	Redemption Settlement Shares: the number of Ordinary Shares to be delivered on exercise of the Share Settlement Option in respect of any Bond is referred to as the “Redemption Settlement Shares” and shall be equal to the product of (x) the Specified Proportion and (y) the Redemption Conversion Shares determined as at the Valuation Date, as calculated by the Calculation Agent.

(v)	Settlement: If the Issuer elects to exercise the Share Settlement Option, the following provisions shall apply:

(1)	Share Settlement Notice: In order to obtain delivery of the relevant Redemption Settlement Shares, the relevant Bondholder must deliver to the Paying and Conversion Agent at least 10 business days prior to the Final Maturity Date (the “Notice Cut-off Date”), a duly completed notice substantially in the form set out in the Agency Agreement (the “Share Settlement Notice”), a copy of which may be obtained from the Specified Office of the Paying and Conversion Agent and transfer the relevant Bond to the securities account of the Paying and Conversion Agent.

(2)	Settlement period: Subject as provided herein, the relevant Redemption Settlement Shares (including any Additional Redemption Settlement Shares (as defined below)) will be delivered on the Settlement Date (or, in the case of Additional Redemption Settlement Shares, not later than seven dealing days following the Reference Date) in accordance with the instructions given in the Share Settlement Notice and the Redemption Cash Settlement Amount (if any) and any accrued and unpaid interest will be paid in accordance with Condition 7 (Payments) on the Final Maturity Date provided that the Share Settlement Notice is deposited and the relevant Bonds are transferred not later than the Notice Cut-off Date.

(3)	Delivery to Relevant Person: If the Share Settlement Notice is not deposited and the Bonds are not transferred to the Paying and Conversion Agent on or before the Notice Cut-off Date, then any accrued and unpaid interest will be paid in accordance with Condition 7 (Payments) on the Final Maturity Date and the relevant Redemption Settlement Shares will be delivered to a financial institution of international repute selected by the Issuer (the “Relevant Person”) on the Settlement Date and the relevant Redemption Cash Settlement Amount will be paid to the Relevant Person the Final Maturity Date. The Issuer shall procure that all of such Redemption Settlement Shares shall be sold by, or on behalf of, the Relevant Person promptly, and (subject to any necessary consents being obtained and to the deduction by the Relevant Person of any amount which it determines to be payable in respect of its liability to taxation and the payment of any capital, stamp, issue or registration duties (if any) and any fees and costs incurred by the Relevant Person in connection with the allotment and sale thereof) the net proceeds of sale shall be held by the Relevant Person and distributed, together with the relevant Redemption Cash Settlement Amount, rateably to the holders of the relevant Bonds in accordance with Condition 7 (Payments). The amount of such net proceeds of sale payable to a holder pursuant to this sub-paragraph 3 together with the Redemption Cash Settlement Amount (if any) and any accrued interest paid as aforesaid shall be treated for all purposes as the full amount due from the Issuer in respect of the relevant Bonds.

(4)	No liability: Neither the Paying and Conversion Agent nor any Relevant Person nor any person acting on behalf of any of them shall have any liability in respect of the performance or non-performance of any action pursuant to sub-paragraph (iii) above in respect of any sale of Redemption Settlement Shares whether for the timing of any such sale or the price at which any such Redemption Settlement Shares are sold, or the inability to sell any such Redemption Settlement Shares.

(5)	Notices: Any Share Settlement Option Notice and any Share Settlement Notice shall be irrevocable. Failure properly to complete and deliver a Share Settlement Notice and transfer the relevant Bonds may result in such notice being treated as null and void and the Issuer shall be entitled to effect settlement in accordance with sub-paragraph (3) above. Any determination as to whether such notice has been properly completed and delivered as provided in the Conditions shall be made by the Issuer in its sole and absolute discretion and shall be conclusive and binding on the relevant Bondholders.

(6)	Issue and allotment: Shares to be delivered pursuant to this Condition 6(f) (Issuer’s Option to Redeem by Share Settlement — Share Settlement Option) shall be deemed to be issued and allotted as of the Settlement Date.

(7)	Taxes: A Bondholder or the Relevant Person must pay (in the case of the Relevant Person by means of deduction from the net proceeds of sale referred to in sub-paragraph (3) above) any taxes and capital, stamp, issue and registration and transfer taxes and duties arising on the relevant delivery of Redemption Settlement Shares (including any Additional Redemption Settlement Shares) (other than any taxes and capital, stamp, issue and registration and transfer taxes and duties payable in Belgium in respect of the allotment and issue of the Redemption Settlement Shares (including any Additional Redemption Settlement Shares) pursuant to this Condition 6(f) (Issuer’s Option to Redeem by Share Settlement — Share Settlement Option), which shall be paid by the Issuer and such Bondholder or the Relevant Person (as the case may be) must pay (in the case of the Relevant Person, by way of deduction from the net proceeds of sale as aforesaid) all, if any, taxes arising by reference to any disposal or deemed disposal of a Bond by a Bondholder in connection with such redemption.

(8)	Clearing Systems: The Redemption Settlement Shares (including Additional Redemption Settlement Shares) will be delivered by credit to such account of the relevant Bondholder(s) held at any of Euroclear Belgium, Euroclear or Clearstream, as is specified in the relevant Share Settlement Notice.

(9)	Rights in respect of Redemption Settlement Shares: Redemption Settlement Shares (including Additional Redemption Settlement Shares (as defined below)) will be transferred with full title guarantee, will be fully paid, free from any liens, charges, encumbrances, pre-emptive rights or other third-party rights and, subject as provided in sub-paragraphs (10) and (11):

(i)	such Redemption Settlement Shares (or Additional Redemption Settlement Shares) will rank pari passu in all respects with all other Ordinary Shares in issue on the Settlement Date (or, in the case of Additional Redemption Settlement Shares, on the relevant Reference Date); and

(ii)	the holders of such Redemption Settlement Shares (or Additional Redemption Settlement Shares) will be treated by the Issuer as Shareholders for all purposes with effect from and including the Settlement Date (or, in the case of Additional Redemption Settlement Shares, on the relevant Reference Date).

(10)	Dividends and other distributions: Redemption Settlement Shares (or Additional Redemption Settlement Shares) will rank pari passu in respect of dividends and other distributions declared, paid or made, or rights granted, with all other Ordinary Shares in issue on the Settlement Date (or, in the case of Additional Redemption Settlement Shares, on the relevant Reference Date) except that the relevant Bondholder or the Relevant Person (as the case may be) will not be entitled to receive any dividend or other distribution declared, paid or made on, or rights granted in respect of, the Redemption Settlement Shares (or Additional Redemption Settlement Shares) for which the Record Date precedes the Settlement Date (or, in the case of Additional Redemption Settlement Shares, on the relevant Reference Date).

(11)	Voting rights: Redemption Settlement Shares (or Additional Redemption Settlement Shares) will rank pari passu in respect of voting rights with all other Ordinary Shares in issue on the Settlement Date (or, in the case of Additional Redemption Settlement Shares, on the relevant Reference Date) except that the relevant Bondholder or the Relevant Person (as the case may be) will not be entitled to any voting rights accruing to Shareholders for which the Record Date precedes the Settlement Date (or, in the case of Additional Redemption Settlement Shares, on the relevant Reference Date).

(vi)	Additional Redemption Settlement Shares: If the Valuation Date shall be after the record date in respect of any consolidation, reclassification or sub-division as is mentioned in Condition 5(b)(i), or after the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is mentioned in Condition 5(b)(ii), (iii), (iv), (v) or (ix), or after any such issue or grant as is mentioned in Condition 5(b)(vi) and (vii), but before the relevant adjustment becomes effective under Condition 5(b) (such adjustment, a “Share Settlement Retroactive Adjustment”), then the Issuer shall (conditional upon the relevant adjustment becoming effective) procure that there shall be issued or transferred and delivered to the relevant Bondholder on or prior to the date falling 7 dealing days following the relevant Reference Date, in accordance with the instructions contained in the relevant Share Settlement Notice or, as the case may be, to the Relevant Person, such additional number of Ordinary Shares (if any) (the “Additional Redemption Settlement Shares”) as, together with the Ordinary Shares issued or to be transferred and delivered on redemption of the relevant Bond (together with any fraction of a Ordinary Share not so issued or transferred or delivered), is equal to the number of Ordinary Shares which would have been required to be issued or delivered on redemption of such Bond if the relevant adjustment to the Conversion Price had been made and become effective immediately prior to the relevant Valuation Date. Where such Additional Redemption Settlement Shares are to be issued to the Relevant Person, they shall be issued or transferred and delivered to the Relevant Person on or prior to the date falling 7 dealing days following the relevant Reference Date and the provisions of paragraph (ii) relating to the sale of Redemption Settlement Shares shall apply mutatis mutandis. If the relevant adjustment cannot be made in full by virtue of Condition 5(f), no such adjustment shall be made and instead the Issuer will pay in respect of each Bond the Current Market Price in respect of the Additional Redemption Settlement Shares. Such amount shall be paid no later than following 7 dealing days after the relevant Reference Date.

(g)	Purchase

Subject to the requirements (if any) of any stock exchange on which the Bonds may be admitted to listing and trading at the relevant time and subject to compliance with applicable laws and regulations, the Issuer or any Subsidiary of the Issuer may at any time purchase any Bonds in the open market or otherwise at any price. Bonds purchased by the Issuer or any of its Subsidiaries will be cancelled and may not be reissued or re-sold.

(h)	Cancellation

All Bonds which are redeemed or in respect of which Conversion Rights are exercised will be cancelled and may not be reissued or resold.

(i)	Multiple Notices

If more than one notice of redemption is given pursuant to this Condition 6, the first of such notices to be given shall prevail.

7.	Payments

(a)	Agent

BNP Paribas Securities Services, Brussels Branch has initially been appointed to act as the Paying and Conversion Agent and Domiciliary Agent.

The Issuer reserves the right to vary or terminate the appointment of the Paying and Conversion Agent and/or approve any change in the Specified Office through which such Paying and Conversion Agent acts, provided that it will maintain a Paying and Conversion Agent and maintain at all times a Domiciliary Agent and the Domiciliary Agent will at all times be a participant in the NBB-SSS. Notice of any change in the Paying and Conversion Agent or its Specified Office will promptly be given by the Issuer to the Bondholders in accordance with Condition 13.

(b)	Payments of Principal, Premium and Interest

Payments of principal, premiums (if any) and interest in respect of the Bonds will be made through the Paying and Conversion Agent and the NBB-SSS in accordance with the Agency Agreement and the regulations of the NBB-SSS.

Unless instructed otherwise by the Paying and Conversion Agent, the NBB will debit the account of the Paying and Conversion Agent with the NBB for payments due by the Issuer to the bondholders in accordance with the regulations of the NBB-SSS and will be responsible for ensuring that payments are credited to the accounts of the relevant participants in the NBB-SSS.

The payment obligations of the Issuer under the Bonds will be discharged once the NBB has debited the account of the Paying and Conversion Agent with the NBB with respect to each amount so paid.

The persons shown in the records of the NBB, of participants in the NBB-SSS and of their respective sub-participants as the holders of a particular principal amount at maturity of the Bonds must look solely to the NBB, participants in the NBB-SSS or their sub-participants, as the case may be, for their share of each payment so made by the Issuer to, or to the order of, the holders of such Bonds.

(c)	No Charges

Without prejudice to Condition 8, the Paying and Conversion Agent shall not make or impose on a Bondholder any charge in relation to any payment or conversion in respect of the Bonds in accordance with the terms and provisions of these Conditions.

(d)	Fractions

When making payments to Bondholders, if the relevant payment is not of an amount which is a whole multiple of the smallest unit of the relevant currency in which such payment is to be made, such payment will be rounded down to the nearest smallest unit.

8.	Taxation

All payments made by or on behalf of the Issuer in respect of the Bonds will be made subject to and after deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Belgium or any political subdivision or any authority thereof or therein having power to tax required to be made by law. The Issuer will not be required to pay any additional or further amounts in respect of such deduction or withholding.

The Bonds will be accepted for clearing in the NBB-SSS, but their circulation is limited to so-called X-accounts, which are exempt securities accounts opened with a financial institution that is a direct or indirect participant in the NBB-SSS on behalf of investors that are eligible investors as referred to in article 4 of the Belgian Royal Decree of 26 May 1994 on the deduction of withholding tax (Arrêté royal du 26 mai 1994 relatif à la perception et à la bonification du précompte mobilier / Koninklijk besluit van 26 mei 1994 over de inhouding en de vergoeding van de roerende voorheffing). Holding Bonds on an X-account in the NBB-SSS enables such eligible investors, as at the date of these terms and conditions, to receive the gross interest income on their Bonds and to transfer the Bonds on a gross basis. As at the date of these terms and conditions, Euroclear and Clearstream only hold bonds in the NBB-SSS on X-accounts on behalf of eligible investors.

9.	Events of Default

If any of the following events (each an “Event of Default”) occurs and is continuing, then Bondholders holding not less than one-quarter of the aggregate principal amount of the outstanding Bonds may, by written notice addressed to the Issuer and delivered to the Issuer with a copy to the Specified Office of the Domiciliary Agent, declare the Bonds to be immediately due and payable, whereupon they shall thereby immediately become due and repayable at their principal amount together with accrued interest (if any) to the date of payment:

(a)	if default is made (i) in the payment of any principal or interest due in respect of the Bonds or any of them or (ii) in respect of the delivery of the Ordinary Shares pursuant to the exercise of Conversion Rights, and the default continues for a period of (i) seven days in the case of payment of principal and fourteen days in the case of payment of interest or (ii) seven days in the case of a delivery of Ordinary Shares; or

(b)	if the Issuer fails to perform or observe any of its other obligations under these Conditions or the Deed of Covenant or fails to perform or observe any obligation under Condition 10 which would be a breach thereof and the failure continues for the period of 30 days next following the service by a Bondholder on the Issuer of notice requiring the same to be remedied; or

(c)	(i) any other present or future Financial Indebtedness of the Issuer or any of its Material Subsidiaries becomes due and payable prior to its stated maturity by reason of any event of default (howsoever described), or (ii) any such Financial Indebtedness is not paid when due or if later, as the case may be, at the end of any applicable grace period, or (iii) the Issuer or any of its Material Subsidiaries fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any Financial Indebtedness, provided, in any instance, the aggregate amount of the relevant indebtedness, guarantees and indemnities in respect of which one or more of the events mentioned above in this paragraph (c) have occurred and is continuing equals or exceeds €5,000,000 (or its equivalent in any other currency or currencies), except in all of the foregoing cases except to the extent the existence or enforceability of the relevant obligation is being disputed in good faith by appropriate proceedings; or

(d)	if any expropriation, attachment, sequestration, distress or execution affects any asset or assets of the Issuer or any of its Material Subsidiaries having an aggregate value of €5,000,000 unless such expropriation, attachment, sequestration, distress or execution is discharged within 60 days; or

(e)	if any mortgage, charge, pledge, lien or other encumbrance, present or future, created or assumed by the Issuer or any of its Material Subsidiaries over all or a substantial part of its property or assets for an amount at the relevant time in excess of €5,000,000 (or its equivalent in any other currency or currencies) becomes enforceable and any step is taken to enforce it (including the taking of possession or the appointment of a receiver, administrative receiver, manager or other similar person) unless such enforcement is discharged within 60 days or is the subject of a bona fide dispute; or

(f)	if the Issuer or any of its Material Subsidiaries is bankrupt or unable to pay its debts, stops, suspends or announces its intention to stop or suspend payment on any of its debts by reason of actual or anticipated financial difficulties, or if the Issuer, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to deferring, rescheduling or otherwise readjusting any indebtedness, or a moratorium is declared or comes into effect in respect of or affecting all or any part of (or of a particular type of) the debts of the Issuer or any of its Material Subsidiaries; or

(g)	if an order is made or any corporate action is taken for the winding-up, dissolution, administration or reorganisation of the Issuer or any of its Material Subsidiaries, or the Issuer or any of its Material Subsidiaries ceases or threatens to cease to carry on all or substantially all of its business or operations, or if a receiver, liquidator, administrator, administrative receiver, trustee or similar officer is appointed in respect of the Issuer or any of its Material Subsidiaries or of all or a substantial part of its revenues and assets, except, in each case, for the purpose of (a) a solvent liquidation of a Material Subsidiary or (ii) any merger, amalgamation or similar restructuring between Material Subsidiaries, provided such transaction occurs on a solvent basis and the surviving entity is a Material Subsidiary, or (iii) any merger of a Material Subsidiary with the Issuer, provided such transaction occurs on a solvent basis and the surviving entity is the Issuer.

10.	Undertakings

Whilst any Conversion Right remains exercisable, the Issuer will, save with the approval of a Resolution:

(a)	not issue or pay up any Securities, in either case by way of capitalisation of profits or reserves, other than:

(i)	by the issue of fully paid Ordinary Shares to Shareholders and other holders of shares in the capital of the Issuer which by their terms entitle the holders thereof to receive Ordinary Shares or other shares or Securities on a capitalisation of profits or reserves; or

(ii)	by the issue of Ordinary Shares paid up in full (in accordance with applicable law) and issued wholly, ignoring fractional entitlements, in lieu of the whole or part of a cash Dividend; or

(iii)	by the issue of fully paid equity share capital (other than Ordinary Shares) to the holders of equity share capital of the same class and other holders of shares in the capital of the Issuer which by their terms entitle the holders thereof to receive equity share capital (other than Ordinary Shares); or

(iv)	by the issue of Ordinary Shares or any equity share capital to, or for the benefit of, any employee or former employee, independent service providers providing services that dedicate at least 25% of their working time to the providing of such services or former independent service provider that dedicated at least 25% or their working time to the providing of such services, director or executive holding or formerly holding office (or the personal service company of any of the aforementioned persons) of the Issuer or any of its Subsidiaries or any associated company or to trustees or nominees to be held for the benefit of any such person, in any such case pursuant to an employee, director or executive share or option scheme whether for all employees, directors, or executives or any one or more of them, unless, in any such case, the same constitutes a Dividend or otherwise gives (or, in the case of an issue or payment up of Securities in connection with a Change of Control, will give) rise (or would, but for the provisions of Condition 5(f) relating to roundings or the carry forward of adjustments, give rise) to an adjustment to the Conversion Price or is (or, in the case of any issue or payment up of Securities in connection with a Change of Control, will be) otherwise taken into account for the purposes of determining whether such an adjustment should be made;

(b)	not modify the rights attaching to the Ordinary Shares with respect to voting, dividends or liquidation nor issue any other class of equity share capital carrying any rights which are more favourable than the rights attaching to the Ordinary Shares but so that nothing in this Condition 10(b) shall prevent:

(i)	the issue of equity share capital to employees or former employees, independent service providers providing services on a more than halftime basis or former independent service providers providing services on a more than halftime basis or directors (including directors holding or formerly holding executive office or the personal service company of any such person) (or the spouse or relative of any such person) whether of the Issuer or any of its Subsidiaries or associated companies by virtue of their office or employment pursuant to any employees’ share or option scheme; or

(ii)	any consolidation, reclassification or subdivision of the Ordinary Shares; or

(iii)	any modification of such rights which is not, in the reasonable opinion of an Independent Financial Adviser, materially prejudicial to the interests of the holders of the Bonds; or

(iv)	any issue of equity share capital where the issue of such equity share capital results, or would, but for the provisions of Condition 5(f) relating to roundings or the carry forward of adjustments or, where comprising Ordinary Shares, the fact that the consideration per Ordinary Share receivable therefor is at least 95 per cent. of the Current Market Price per Ordinary Share, otherwise result, in an adjustment to the Conversion Price; or

(v)	without prejudice to any rule of law or legislation, the conversion of Ordinary Shares into, or the issue of any Ordinary Shares in, uncertificated form (or the conversion of Ordinary Shares in uncertificated form to certificated form) or the amendment of the Articles of Association of the Issuer to enable title to securities in the Issuer (including Ordinary Shares) to be evidenced and transferred without a written instrument or any other alteration to the Articles of Association of the Issuer made in connection with the matters described in this Condition 10(b) or which is supplemental or incidental to any of the foregoing (including any amendment made to enable or facilitate procedures relating to such matters and any amendment dealing with the rights and obligations of holders of Securities, including Ordinary Shares, dealt with under such procedures); or

(vi)	any issue of equity share capital or modification of rights attaching to the Ordinary Shares, where prior thereto the Issuer shall have instructed an Independent Financial Adviser to determine what (if any) adjustments should be made to the Conversion Price as being fair and reasonable to take account thereof and such Independent Financial Adviser shall have determined either that no adjustment is required or that an adjustment resulting in a decrease in the Conversion Price is required and, if so, the new Conversion Price as a result thereof and the basis upon which such adjustment is to be made and, in any such case, the date on which the adjustment shall take effect (and so that the adjustment shall be made and shall take effect accordingly);

(c)	procure that no Securities (whether issued by the Issuer or any Subsidiary of the Issuer or procured by the Issuer or any Subsidiary of the Issuer to be issued or issued by any other person pursuant to any arrangement with the Issuer or any Subsidiary of the Issuer), issued without rights to convert into, or exchange or subscribe for, Ordinary Shares shall subsequently be granted such rights exercisable at a consideration per Ordinary Share which is less than 95 per cent. of the Current Market Price per Ordinary Share at the close of business on the last dealing day preceding the date of the first public announcement of the proposed inclusion of such rights unless the same gives rise (or would, but for the provisions of Condition 5(f) relating to roundings or the carry forward of adjustments, give rise) to an adjustment to the Conversion Price and that at no time shall there be in issue Ordinary Shares of differing nominal values, save where such Ordinary Shares have the same economic rights;

(d)	not make any issue, grant or distribution or take or omit to take any other action if the effect thereof would be that, on the exercise of Conversion Rights, Ordinary Shares could not, under any applicable law then in effect, be legally issued as fully paid;

(e)	not reduce its issued share capital, share premium account, or any uncalled liability in respect thereof, or any non-distributable reserves, except:

(i)	pursuant to the terms of issue of the relevant share capital; or

(ii)	by means of a purchase or redemption of share capital of the Issuer to the extent, in any such case, permitted by applicable law; or

(iii)	where the reduction does not involve any distribution of assets; or

(iv)	solely in relation to a change in the currency in which the nominal value of the Ordinary Shares is expressed; or

(v)	to create distributable reserves; or

(vi)	to absorb accounting losses recognized by the Issuer, to create a reserve to absorb foreseeable accounting losses or to create an unavailable reserve in accordance with Article 622, §2, paragraph two of the Belgian Company Code, in each case in accordance with Article 614 of the Belgian Company Code; or

(vii)	by way of transfer to reserves as permitted under applicable law; or

(viii)	where the reduction is permitted by applicable law and either it results in an adjustment to the Conversion Price or the Independent Financial Adviser, acting as an expert, advises that the interests of the Noteholders will not be materially prejudiced;

(ix)	where the reduction is permitted by applicable law and results (or, in the case of a reduction in connection with a Change of Control, will result) in (or would, but for the provisions of Condition 5(f) relating to roundings or the carry forward of adjustments, result in) an adjustment to the Conversion Price or is (or, in the case of a reduction in connection with a Change of Control, will be) otherwise taken into account for the purposes of determining whether such an adjustment should be made, provided that, without prejudice to the other provisions of these Conditions, the Issuer may exercise such rights as it may from time to time be entitled pursuant to applicable law to purchase, redeem or buy back its Ordinary Shares and any depositary or other receipts or certificates representing Ordinary Shares without the consent of Bondholders;

(f)	if any offer is made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) Shareholders other than the offeror and/or any parties acting in concert with the offeror (as defined in Article 3, paragraph 1, 5° of the Belgian Act of 1 April 2007 on public takeover bids or any modification or re-enactment thereof)) to acquire all or a majority of the issued ordinary share capital of the Issuer, give notice of such offer to the Bondholders at the same time as any notice thereof is sent to the Shareholders (or as soon as practicable thereafter) that details concerning such offer may be obtained from the Specified Office of the Paying and Conversion Agent and, where such an offer has been recommended by the Board of Directors of the Issuer, or where such an offer has become or been declared unconditional in all respects, use all reasonable endeavours to procure that a like offer is extended to the holders of any Ordinary Shares issued during the period of the offer arising out of the exercise of the Conversion Rights by the Bondholders and/or to the holders of the Bonds;

(g)	use all reasonable endeavors to ensure that the Ordinary Shares issued upon exercise of Conversion Rights (x) will, as soon as is practicable, be admitted to listing and to trading on the Relevant Stock Exchange and (y) will be listed, quoted or dealt in, as soon as is practicable, on any other stock exchange or securities market on which the Ordinary Shares may then be listed or quoted or dealt in;

(h)	for so long as any Bond remains outstanding, use all reasonable endeavours to ensure that its issued and outstanding Ordinary Shares shall be admitted to listing on the Relevant Stock Exchange, it being understood that this undertaking shall not be considered as being breached as a result of a Change of Control that causes or gives rise to, whether by operation of law or otherwise (including as a result of a request of the person controlling the Issuer following the Change of Control) a delisting of the Ordinary Shares;

(i)	at all times keep available for issue, free from pre-emptive rights out of its authorised but unissued capital, sufficient authorised but unissued Ordinary Shares to enable the exercise of all Conversion Rights, and all other rights of subscription and exchange for Ordinary Shares, to be satisfied in full;

(j)	procure that it shall not become domiciled or resident in or subject generally to the taxing authority of any jurisdiction (other than Belgium) unless it would not thereafter be required pursuant to then current laws and regulations to withhold or deduct for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of such jurisdiction or any political subdivision thereof or therein having power to tax in respect of any payment on or in respect of the Bonds which are significantly different from those imposed or levied under the taxing authority of Belgium; and

(k)	(i) use all reasonable endeavours to obtain that the Change of Control Resolutions are approved by a resolution of the Shareholders of the Issuer in a general meeting of Shareholders, and in connection therewith to propose a resolution to such effect at the general meeting of Shareholders of the Issuer scheduled to be held by no later than the Long-stop Date, and (ii) immediately following approval of such a resolution to file a copy thereof with the Clerk of the Commercial Court of Ghent, section Ghent (greffe du tribunal de commerce/griffie van de rechtbank van koophandel).

As used in these Conditions, “share capital” has the meaning given to capital/kapitaal in Article 476 of the Belgian Company Code.

11.	Prescription

Claims against the Issuer for payment in respect of the Bonds shall be prescribed and become void unless made within 10 years (in the case of principal) or five years (in the case of interest) from the appropriate Relevant Date in respect of such payment subject to Conditions 5(h) and 7(c).

Claims in respect of any other amounts payable in respect of the Bonds shall be prescribed and become void unless made within 10 years following the due date for payment thereof.

12.	Meetings of Bondholders, Modification and Waiver, Substitution

(a)	Meetings of Bondholders

The Agency Agreement contains provisions for convening meetings of Bondholders to consider matters affecting their interests, including (but not limited to) the sanctioning by a Resolution of a modification of any of these Conditions or the Deed of Covenant or any of the other matters listed in Article 568 of the Belgian Company Code. Such a meeting may be convened by the Issuer or the statutory auditor of the Issuer and shall be convened by the Issuer if requested in writing by the Bondholders holding not less than 20 per cent. in principal amount of the Bonds for the time being outstanding. The quorum for any meeting shall be as set out in Article 574 of the Belgian Company Code. All Resolutions require the approval of at least 75 per cent. in principal amount of the Bonds the holders of which are taking part in the vote. Under Article 574 of the Belgian Company Code, if a Resolution is approved by Bondholders holding or representing less than one-third of the principal amount of the Bonds for the time being outstanding (whether their holders are present or represented at the meeting or not), such Resolution is not enforceable unless approved by the Belgian Court of Appeal in the district where the Issuer’s registered office is located. Any Resolution duly passed shall be binding on all Bondholders (whether or not they were present at the meeting at which such Resolution was passed and whether or not they vote in favour).

No Resolution of the Bondholders which in the opinion of the Issuer relates to any of the matters listed in Article 568 of the Belgian Company Code shall be effective unless passed at a meeting complying in all respects with Belgian law or ratified at such a meeting. The matters listed in Article 568 of the Belgian Company Code include, inter alia, modifying or suspending the date of maturity of Bonds, postponing any day for payment of interest payable in respect of the Bonds, reducing the rate of such interest or deciding urgent interim actions in the common interest of Bondholders.

(b)	Modification and Waiver

The Issuer shall only permit any modification, waiver or authorisation of any breach or proposed breach of any failure to comply with the Agency Agreement if to do so could not reasonably be expected to be prejudicial to the interests of the Bondholders.

(c)	Meetings of Shareholders and Right to Information

Bondholders shall be entitled to attend all meetings of Shareholders of the Issuer in accordance with Article 537 of the Belgian Company Code, as well as to receive or have access to any documents that they can request accordance with Articles 535 and 553 of the Belgian Company Code. Bondholders who attend any meeting of Shareholders of the Issuer shall be entitled only to a consultative vote in accordance with applicable law.

13.	Notices

The Issuer shall ensure that all notices are duly published in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Bonds are for the time being listed and shall be delivered to the National Bank of Belgium and the NBB shall publish such notices to the participants to the NBB-SSS. Any such notice shall be deemed to have been given on the date of such publication or, if required to be published in more than one newspaper or in more than one manner, on the date of the first such publication in all the required newspapers or in each required manner. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Paying and Conversion Agent may approve.

With respect to notices for a meeting of Bondholders, any convening notice for such meeting shall be made in accordance with article 570 of the Belgian Company Code by an announcement to be inserted, not less than 15 days prior to the meeting, in the Belgian Official Gazette (Moniteur Belge – Belgisch Staatsblad) and in a nationwide newspaper. Resolutions to be submitted to the meeting must be described in the convening notice. In addition, the convening notice shall specify the procedures in respect of voting on resolutions to be decided by the meeting.

14.	Further Issues

The Issuer may from time to time without the consent of the Bondholders create and issue further notes, bonds or debentures either having the same terms and conditions in all respects as the outstanding notes, bonds or debentures of any series (including the Bonds and, in such case, referred to herein as the “Further Bonds”) or in all respects except for the first payment of interest on them and the first date on which conversion rights may be exercised and so that such further issue shall be consolidated and form a single series with the outstanding notes, bonds or debentures of any series (including the Bonds) or upon such terms as to interest, conversion, premium, redemption and otherwise as the Issuer may determine at the time of their issue, to the extent permitted under applicable tax laws, and any other. The Agency Agreement contains provisions for convening a single meeting of the Bondholders and the holders of notes, bonds or debentures of other series in certain circumstances.

15.	Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of the Bonds under the Contracts (Rights of Third Parties) Act 1999.

16.	Governing Law and Jurisdiction

(a)	Governing Law

The Agency Agreement and the Deed of Covenant are governed by, and shall be construed in accordance with, English law. The Bonds in dematerialised form are governed by, and shall be construed in accordance with, Belgian law.

(b)	Jurisdiction

The courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Agency Agreement and the Deed of Covenant, and accordingly any legal action or proceedings arising out of or in connection with the Agency Agreement and the Bonds (“Proceedings”) may be brought in such courts. The Issuer has irrevocably submitted to the exclusive jurisdiction of such courts and has waived any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. These submissions are made for the benefit of the Bondholders. The Issuer has appointed Law Debenture Corporate Services Limited, with offices located, as at the Closing Date, at Fifth Floor, 100 Wood Street, London EC2V 7EX, United Kingdom, England, as its agent for service of process in England.

Notwithstanding the foregoing, the courts of Brussels have exclusive jurisdiction over matters concerning the Bonds in dematerialised form, the validity of decisions of the board of directors of the Issuer, of the general meeting of Shareholders of the Issuer and of the general meeting of Bondholders.